                                                                   Exhibit 10.30

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                      CANDLEWOOD HOTEL COMPANY FUND I, LLC

                                   DATED AS OF

                                  JUNE 1, 1999

                                     BETWEEN

                           CANDLEWOOD VENTURES I, LLC

                                       AND

                               BCIA CW MEMBER, LLC

                                TABLE OF CONTENTS

                                                                                          PAGE
ARTICLE I.  DEFINITIONS......................................................................1

Section 1.1 Definitions......................................................................1

ARTICLE II.  ORGANIZATION; REPRESENTATIONS AND WARRANTIES...................................10

Section 2.1. Formation; Name................................................................10
Section 2.2. Certificate of Formation; Foreign Qualification; Foreign Sales Corporations....10
Section 2.3. No State Law Partnership; Liability to Third Parties...........................10
Section 2.4. Principal Offices..............................................................10
Section 2.5. Registered Agent and Office....................................................11
Section 2.6. Representations and Warranties of the Members..................................11

ARTICLE III.  PURPOSES AND POWERS; TERM OF COMPANY..........................................12

Section 3.1. Purposes and Powers............................................................12
Section 3.2. Term...........................................................................13
Section 3.3. Other Activities...............................................................13

ARTICLE IV.  MEMBERSHIP.....................................................................14

Section 4.1. Members........................................................................14
Section 4.2. Additional Members.............................................................14
Section 4.3. Withdrawal.....................................................................14
Section 4.4. Classes; Units.................................................................15

ARTICLE V.  CAPITAL CONTRIBUTIONS...........................................................15

Section 5.1. Initial Class A Capital Contributions..........................................15
Section 5.2. Class B Capital Contributions..................................................15
Section 5.3. Member Loans...................................................................17
Section 5.4. Return of Contributions........................................................18
Section 5.5. Liability of Members...........................................................18

ARTICLE VI.  PROFITS, LOSSES, ACCOUNTING AND TAXES..........................................18

Section 6.1. Allocation of the Company's Profits and Losses.................................18
Section 6.2. Books; Financial Statements; Fiscal Year.......................................19
Section 6.3. Capital Accounts...............................................................21
Section 6.4. Tax Matters Partner............................................................22
Section 6.5. Tax Returns....................................................................22

ARTICLE VII.  DISTRIBUTIONS.................................................................22

Section 7.1. Tax Distributions..............................................................22
Section 7.2. Cash Distributions.............................................................23
Section 7.3. Distribution of Net Financing Proceeds and Net Sales Proceeds..................23
Section 7.4. Other Provisions...............................................................24

ARTICLE VIII.  MANAGEMENT; CONDUCT OF BUSINESS..............................................25

Section 8.1. Management.....................................................................25
Section 8.2. Board's Conduct of Business....................................................28
Section 8.3. Establishment of the Board.....................................................28
Section 8.4. Board Approval.................................................................29
Section 8.5. Annual Business Plan...........................................................32

                                                                                          PAGE
Section 8.6. Managing Cash Flow of Hotel Owners.............................................33
Section 8.7. Establishment Expense Reimbursement............................................33
Section 8.8. Diligence Expense Reimbursement................................................33

ARTICLE IX.  MEETINGS OF THE BOARD..........................................................34

Section 9.1. Regular and Special Meetings...................................................34
Section 9.2. Notices of Meetings............................................................34
Section 9.3. Quorum and Voting..............................................................34
Section 9.4. Action by Written Consent; Telephone Conference................................34
Section 9.5. Substitute Representatives.....................................................35
Section 9.6. Record Date....................................................................35
Section 9.7. Proxy..........................................................................35
Section 9.8. Expenses; Insurance............................................................35

ARTICLE X.  LEGAL COMPLIANCE................................................................35

ARTICLE XI.  DISPUTE RESOLUTION.............................................................35

Section 11.1. Initial Dispute Resolution....................................................35
Section 11.2. Referral to Senior Executive Officers.........................................36
Section 11.3. Non-Binding Mediation.........................................................36
Section 11.4. Litigation....................................................................36
Section 11.5. Exclusivity; Confidentiality..................................................37

ARTICLE XII.  DISPOSITION OF INTERESTS......................................................37

Section 12.1. Disposition of  Membership Interests..........................................37
Section 12.2. Disposition Requirements......................................................38
Section 12.3. Right of First Refusal........................................................39
Section 12.4. Status as a Member............................................................40
Section 12.5. Costs.........................................................................40

ARTICLE XIII................................................................................40

MATERIAL BREACH.............................................................................40

Section 13.1. Remedies......................................................................40

ARTICLE XIV.  DISSOLUTION AND LIQUIDATION OF THE COMPANY....................................40

Section 14.1. Dissolution...................................................................40
Section 14.2. Liquidation...................................................................40
Section 14.3. Appointment of Selling Agent..................................................42
Section 14.4. Reserve.......................................................................43
Section 14.5. Final Accounting..............................................................43

ARTICLE XV.  INVESTMENT REPRESENTATIONS.....................................................43

Section 15.1. Investment Purpose............................................................43
Section 15.2. Investment Restriction........................................................44

ARTICLE XVI.  INDEMNIFICATION...............................................................44

Section 16.1. Indemnification...............................................................44
Section 16.2. Expenses......................................................................44
Section 16.3. Insurance.....................................................................45
Section 16.4. Successors and Assigns........................................................45

ARTICLE XVII.  MISCELLANEOUS................................................................45

Section 17.1. Public Announcements, Etc.....................................................45

                                                                                          PAGE
Section 17.2. Confidentiality...............................................................45
Section 17.3. Relationship of the Parties...................................................45
Section 17.4. Agreement for Further Execution...............................................46
Section 17.5. Notices.......................................................................46
Section 17.6. Amendments; No Waivers........................................................47
Section 17.7. Successors and Assigns........................................................47
Section 17.8. Governing Law.................................................................47
Section 17.9. Illegality and Severability...................................................47
Section 17.10. Specific Performance.........................................................48
Section 17.11. Captions.....................................................................48
Section 17.12. Counterparts; Effectiveness..................................................48
Section 17.13. Entire Agreement.............................................................48
Section 17.14. Attorneys' Fees..............................................................48

SCHEDULES AND EXHIBITS

Schedule A     --     Capital Contributions; Units

Exhibit A      --     Form of Administrative Services Agreement
Exhibit B      --     [Intentionally Omitted]
Exhibit C      --     Form of Annual Operating Budget
Exhibit D      --     Form of Approved Project Budget
Exhibit E      --     [Intentionally Omitted]
Exhibit F      --     [Intentionally Omitted]
Exhibit G      --     Form of Management Agreement
Exhibit H      --     Allocation and Capital Account Provisions
Exhibit I      --     Form of Non-Competition Agreement

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                      CANDLEWOOD HOTEL COMPANY FUND I, LLC

                      A Delaware Limited Liability Company

               THIS LIMITED LIABILITY COMPANY AGREEMENT of Candlewood Hotel Company Fund I, LLC (this "LLC Agreement" or this "Agreement") is made and entered into as of the 1st day of June, 1999, by and between Candlewood Ventures I, LLC, a Delaware limited liability company ("Candlewood") and BCIA CW Member, LLC, a Delaware limited liability company ("Boston Capital").

               WHEREAS, Candlewood and Boston Capital have agreed to conduct the Company's Business (as defined below) under this LLC Agreement, which shall govern the rights and duties of the parties;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this LLC Agreement, the parties join together to form a limited liability company under the laws of the State of Delaware and agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

               Section 1.1 Definitions. Whenever used in this LLC Agreement, the following terms shall have the meanings respectively assigned to them in this
Article I.

               "Accountants" shall mean EY Kenneth Leventhal or any successor thereto as selected from time to time by the Board.

               "Act" shall mean the Delaware Limited Liability Company Act, as currently codified at Del. Stat. Sections 18-101 to 18-1107, as in effect from time to time in the State of Delaware.

               "Additional Member" shall mean any Person admitted as a Member of the Company after the date of original execution of this LLC Agreement in accordance with the provisions of Section 4.2.

               "Adjusted Capital Account Deficit" means the balance in the Capital Account of a Member as of the end of the relevant Fiscal Year, after giving effect to the following: (a) credit to such Capital Account any amounts the Member is obligated to restore, pursuant to the terms of the Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations, and (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

               "Administrative Services Agreement" shall mean an administrative services agreement by and between the Company and Candlewood Parent, substantially in the form of Exhibit A, pursuant to which Candlewood Parent shall provide administrative services in connection with the construction of the Hotels owned by the Hotel Owners.

               "Affiliate" of another Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such other Person.

               "Annual Business Plan" shall mean the Company's business plan (which shall include an Annual Operating Budget for each Hotel Owner) prepared each year of operation after the first full Fiscal Year, adopted and modified pursuant to Section 8.5.

               "Annual Operating Budget" shall mean, with respect to any Hotel Owner, the annual operating budget of such Hotel Owner, and in the form of Exhibit C attached hereto, which shall include, without limitation, (a) expected cash receipts, (b) expected capital expenditures, (c) expected cash expenditures (including, but not limited to, the fees owing to Candlewood Parent under the applicable Management Agreement, the royalties owing to Candlewood LLC under the applicable Franchise Agreement, a marketing fee payable to Candlewood Parent in an amount equal to one and one-half percent (1.5%) of such Hotel's room revenues or a contribution to a marketing fund, if any, created by the International Association of Candlewood Hotel Owners in an amount equal to two and one-half percent (2.5%) of such Hotel's room revenues) and (d) expected additions or decreases to Reserves.

               "Applicable Law" shall mean, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative action, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its properties, assets, officers, directors, employees, consultants or agents in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person.

               "Approved Project Budget" shall mean a Project Budget for a Hotel, in the form of Exhibit D attached hereto, that has been approved by the Board pursuant to Section 8.4(s).

               "Attorneys" shall mean a law firm as selected from time to time by the Board.

               "Bankrupt" shall mean any individual or entity (a) that (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy, insolvency, or other similar law now or hereafter in effect; (iii) is adjudged bankrupt or insolvent, or has entered against such party an order for relief, in any bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such party any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the party in any proceeding of the type described in subclauses (i) through (iv) of this clause
(a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator for the party or for all or any substantial part of the party's properties; or (b) against which a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation has been commenced and ninety (90) days have expired without dismissal thereof or with respect to which, without the party's consent or acquiescence, a trustee, receiver or liquidator for the party or for all or any substantial part of the party's properties has been appointed and ninety (90) days have expired without the appointment having been vacated or stayed, or ninety (90) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

               "Board" shall mean the Members' Board established pursuant to
Section 8.3.

               "Boston Capital" shall have the meaning set forth in the preamble.

               "Boston Capital Parent" shall mean Boston Capital Institutional Advisors LLC, a Delaware limited liability company.

               "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Wichita, Kansas or Boston, Massachusetts are authorized or required by law to close.

               "Business Plan" shall mean the Company's Annual Business Plan then in effect.

               "Candlewood" shall have the meaning set forth in the preamble.

               "Candlewood LLC" shall mean Candlewood Hotel Company, L.L.C., a Delaware limited liability company.

               "Candlewood Parent" shall mean Candlewood Hotel Company, Inc., a Delaware corporation.

               "Capital Account" shall mean, as to a Member, the account established and maintained for such Member pursuant to Section 6.3.

               "Capital Contributions" means the aggregate Class A Contributions and Class B Capital Contributions made by a Member to the capital of the Company.

               "Cash Receipts" means with respect to any Fiscal Year or other period, Company cash receipts (exclusive of (i) proceeds associated with the liquidation of the Company, which shall be distributable in accordance with
Article XIV, and (ii) proceeds derived from the Loan Facility, Net Refinancing Proceeds, Net Sales Proceeds and Capital Contributions) plus any amount released by the Board from Reserves, reduced by approved capital contributions to Hotel Owners and with respect to loans other than the Loan, if any, debt service thereon.

               "Certificate of Formation" shall have the meaning given the term in Section 18-101 of the Act.

               "Class A Capital Contribution" means the aggregate contributions made by Class A Holders to the capital of the Company specified on Schedule A hereto, as such Schedule is amended from time to time in accordance with the terms of this Agreement.

               "Class A Holders" means Members holding Class A Units.

               "Class A Units" means the ownership units in the Company held by Class A Holders specified on Schedule A hereto, as such Schedule is amended from time to time in accordance with the terms of this Agreement.

               "Class B Capital Contribution" means the aggregate contributions made by the Class B Holders to the capital of the Company specified on Schedule A hereto, as such Schedule is amended from time to time in accordance with the terms of this Agreement.

               "Class B Holders" means Members holding Class B Units.

               "Class B Units" means the non-voting ownership units in the Company held by Class B Holders specified on Schedule A hereto, as such Schedule is amended from time to time in accordance with the terms of this Agreement.

               "Closing Date" shall mean June 1, 1999.

               "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or any corresponding federal tax statute enacted after the date of this LLC Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this LLC Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this LLC Agreement containing such reference.

               "Company" shall mean Candlewood Hotel Company Fund I, LLC, a Delaware limited liability company.

               "Construction Lender" shall mean, with respect to any Hotel, the lender making the Construction Loan with respect to such Hotel.

               "Construction Loan" shall mean, with respect to any Hotel, a construction loan financing the acquisition of the related Hotel Site and the development, design and construction of such Hotel.

               "Diligence Expenses" shall mean the reasonable and documented out-of-pocket expenses incurred by each of the Company, Candlewood and its Affiliates and Boston Capital and its Affiliates in the performance of due diligence with respect to the purchase and development of any Hotel Site or Hotel and in the formation, organization, registration and/or qualification of Hotel Owners that will own such Hotel.

               "Dispose," "Disposing" or "Disposition" shall mean a sale, conveyance, exchange, assignment, pledge, encumbrance, gift, bequest, hypothecation or other transfer or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by operation of law), including, without limitation, any transfer of any direct or indirect interest (whether by transfer of interests in an intermediate entity or otherwise) in the Company.

               "Economic Interest" shall mean a Member's or other Person's share of one or more of the Company's Profits and Losses and other items of income, gain, deduction and loss of the Company and a Member's right to receive cash distributions from the Company pursuant to this LLC Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, such as the right to vote on or consent to or otherwise participate in any decision of the Members or the Representatives.

               "Establishment Expenses" shall mean the sum of (i) the reasonable out-of-pocket costs and expenses incurred by Boston Capital in connection with the preparation, review, negotiation and execution of the Transaction Documents and (ii) the reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, review, negotiation and execution of the Loan Documents (as defined in the Loan Agreement), including, without limitation, reasonable counsel fees, reasonable due diligence costs, reasonable consultant fees, reasonable travel expenses and reasonable documentary fees.

               "Family Member" shall mean, with respect to any natural person, the spouse and lineal descendants of such person.

               "Financial Statements" shall mean a balance sheet, an income statement and a statement of changes in financial position.

               "Franchise Agreement" shall mean a franchise agreement by and between a Hotel Owner and Candlewood LLC, in a form to be agreed upon by the Members, pursuant to which Candlewood LLC shall grant certain rights to such Hotel Owner to use certain intellectual property of Candlewood LLC.

               "GAAP" shall mean United States generally accepted accounting principles, as from time to time in effect.

               "Governmental Authority" shall mean any foreign, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, commission or tribunal or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

               "Hotel" shall mean an extended stay lodging facility in the Candlewood Suites(R) format.

               "Hotel Owner" shall mean a single member limited liability company, or other form of entity approved by the Board, that owns or leases a Hotel Site and owns a Hotel, in whatever state of development.

               "Hotel Site" shall mean the real property on which a Hotel is located, or on which a Hotel is to be located, together with (i) all improvements on such real property that existed at the time of acquisition by Candlewood, its Affiliates or the Company, (ii) all improvements, other than the Hotel, that Candlewood, its Affiliates or the Company construct on such real property and (iii) all design, architectural, engineering and similar work product that Candlewood or its Affiliates have obtained with respect to such real property, improvements and the Hotel.

               "Initial Members" shall mean Candlewood and Boston Capital.

               "IRS" shall mean the Internal Revenue Service.

               "Lender" means Boston Capital Institutional Advisors LLC, a Delaware limited liability company, and its successors and assigns.

               "Lien" shall mean any mortgage, pledge, charge, security interest, or encumbrance of any kind.

               "LLC Agreement" shall mean this Limited Liability Company Agreement, as it may be amended from time to time in accordance with its terms.

               "Loan" shall mean the loan made by the Lender under the Loan Agreement.

               "Loan Agreement" shall mean that certain Loan Agreement, dated as of the Closing Date, between Lender and the Company, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

               "Loan Facility" shall mean the loan facility in the maximum principal amount of Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) available to the Company pursuant to the Loan Agreement.

               "Management Agreement" shall mean a management agreement by and between a Hotel Owner and Candlewood Parent, substantially in the form of Exhibit G, pursuant to which Candlewood Parent shall manage such Hotel Owner's Hotel.

               "Manager" shall mean Candlewood or such other Person as the Board determines should replace Candlewood as manager of the Company.

               "Material Adverse Effect" shall mean, with respect to any event, occurrence or condition, or series of events, occurrences or conditions, a material adverse effect on the operations, property or financial condition of the affected business or entity.

               "Material Breach" shall mean the breach by a Member of this LLC Agreement which breach, if not cured, would have a Material Adverse Effect on the Company. The Board (excluding those Representatives selected by the alleged breaching Member or Bankrupt Member, as the case may be) shall in their reasonable discretion determine whether a Material Breach has occurred or a Member has become Bankrupt. A Material Breach shall not exist for purposes of this definition unless a majority of the Board (excluding those Representatives selected by the alleged breaching Member or its Affiliates) has given written notice of such breach to the breaching Member setting forth the evidence of such breach.

               Any Member in Material Breach but for the provisions of this paragraph may cure such breach (with respect to breaches that can be cured) within sixty (60) days after the receipt of notice of such breach. If such breach can be cured, but cannot reasonably be cured within such sixty (60) day period, the Board (excluding Representatives selected by any breaching Member) may elect to permit the breaching Person to have an additional sixty (60) day cure period; provided that (i) such Person in breach promptly takes and continues to take all reasonable steps to cure the breach as promptly as practicable after receipt of such notice and (ii) at the end of the initial sixty (60) day period it appears that such Person will be able to cure the Material Breach within a commercially reasonable time (not to exceed an additional sixty (60) days).

               "Material Modification" shall mean, with respect to any Hotel Owner, any deviation from the Annual Operating Budget of such Hotel Owner's Hotel in one expense item in excess of Fifteen Thousand Dollars ($15,000) or related expense items that aggregate to in excess of Fifty Thousand Dollars ($50,000), and shall mean, with respect to the Company, any deviation from the Annual Business Plan in one expense item of Sixty Thousand Dollars ($60,000) or related expense items that aggregate to Two Hundred Thousand Dollars ($200,000) and any deviation from the operating or strategic direction set forth in the Annual Business Plan. Notwithstanding anything to the contrary contained herein, the application of any contingency amounts in any Annual Operating Budget or Annual Business Plan shall not be deemed a Material Modification thereto.

               "Members" shall mean the Initial Members and any Person hereafter admitted to the Company as a member as provided in this LLC Agreement.

               "Membership Interest" shall mean the Economic Interest of a Member together with such Member's right to participate in the management of the Company according to the terms of this LLC Agreement. Membership Interests will be varied only as specifically provided for herein.

               "Net Financing Proceeds" shall mean gross financing proceeds (other than the Loan Facility) received by the Hotel Owners (and which are distributed to the Company) or received by the Company from loans less (i) costs incurred in connection with such loans, (ii) proceeds used to discharge other indebtedness of the Hotel Owners or the Company and (iii) proceeds used for Hotels. Gross financing proceeds from a loan, including, without limitation, the Loan, containing provisions not allowing the use of proceeds of such loan for distributions to the Members shall not be considered Net Financing Proceeds until such restrictions lapse.

               "Net Sales Proceeds" shall mean the gross sales proceeds received by the Hotel Owners (and which are distributed to the Company) or received by the Company from sales of Hotels less (i) costs incurred in selling the Hotels (including commissions and closing costs) and (ii) gross sales proceeds used to discharge the Construction Loan or other indebtedness as required under the pertinent loan agreement.

               "Ninety Percent Amount" shall have the meaning given that term in the Loan Agreement.

               "Person" shall have the meaning given that term in Section 18-101(12) of the Act.

               "Profits" and "Losses" shall mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments and any adjustments set forth in Exhibit H:

               (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss and any related expenses not allowed as a deduction pursuant to Section 265 of the Code shall be subtracted from such taxable income or loss; and

               (ii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss.

               "Project Budget" shall mean, with respect to any Hotel, a budget for the Project Cost of such Hotel.

               "Project Cost" shall mean the total project cost for the acquisition of any Hotel Site and the development (including any development and franchise fees for Candlewood Parent associated with the Hotel), design and construction of any Hotel on such Hotel Site, which such cost shall include, without limitation, the cost of site acquisition and preparation, design costs, permitting and construction costs, the cost of furniture, fixtures and equipment, hotel start-up costs, financing costs (including, without limitation, points and fees paid to the Construction Lender and to Lender with respect to such Hotel), legal costs, capitalized interest, property taxes accrued during construction, allocated administrative costs, Diligence Expenses and debt service reserves. With respect to the first ten (10) Hotels developed by the Company, the Project Cost shall also include one-tenth (1/10) of the Establishment Expenses.

               "Representative" shall mean a representative of a Member on the Board, appointed pursuant to Section 8.3.

               "Reserves" means funds set aside or amounts allocated during any period as reserves that shall be maintained in amounts deemed sufficient by the Board for working capital, anticipated capital contributions to Hotel Owners and to pay taxes, insurance, debt service and other costs or expenses incident to the ownership of Company property and the conduct of business by the Company.

               "Subsidiary" when used with reference to a specified Person shall mean any corporation, partnership, joint venture, limited liability company, association or other entity of which the specified Person directly or indirectly through another Subsidiary is the owner of more than fifty percent (50%) of the stock, partnership interests, membership interests or equity securities.

               "Substitute Member" shall mean any Person not a Member of the Company (prior to the transfer of a Membership Interest to such Person) to whom a Membership Interest in the Company has been transferred and who has been admitted to the Company as a Member pursuant to and in accordance with the provisions of Article XII.

               "Tax Distributions" shall mean distributions to the Members to pay their taxes associated with the taxable income of the Company pursuant to
Section 7.1.

               "Transaction Documents" means this Agreement, the Guaranty Agreement, dated as of the Closing Date, executed by Candlewood Parent in favor of the Company, and the exhibits and annexes of any such agreements or documents as are necessary or appropriate to effectuate the contemplated transactions.

               "Units" means the Class A Units and Class B Units issued by the Company.

               "Unpaid Class B Capital Contributions" shall mean the Class B Capital Contributions as reduced by (i) with respect to any Hotel, Project Costs (as reflected in the initial Project Budget) that exceed the initial appraised value of such Hotel and (ii) distributions of Net Financing Proceeds and Net Sales Proceeds pursuant to Section 7.3(d).

               In addition, each of the following terms is defined in the paragraph set forth opposite such term:

            Term                                                          Section
            ----                                                          -------
            Action                                                           16.1
            BCIA Holdings                                                 12.1(i)
            Boston Capital Representatives                                    8.3
            Candlewood Representatives                                        8.3
            Class A Disproportionate Allocations                       6.1(b)(ii)
            Company's Business                                                3.1
            Contributed Property                                           5.2(b)
            Contributed Property Value                                     5.2(b)
            Contribution Excess                                            5.2(c)
            First Level Dispute Notice                                       11.1
            Fiscal Year                                                    6.2(c)
            Nominee's List                                                14.3(a)
            Non-Competition Agreement                                      3.3(d)
            Second Level Dispute Notice                                      11.2
            Selected Hotels                                                5.2(d)
            Selling Agent                                                 14.3(a)
            Substitute                                                        9.5
            Target Liquidation Date                                           3.2

            Tax Matters Partner                                               6.4
            1933 Act                                                         15.2
            Termination Date                                                  3.2

               Unless otherwise indicated, (i) references to sections and articles refer to the sections and articles of this Agreement and (ii) references to schedules and exhibits refer to schedules and exhibits attached to this Agreement which are hereby incorporated by reference herein.

                                   ARTICLE II.

                  ORGANIZATION; REPRESENTATIONS AND WARRANTIES

               Section 2.1. Formation; Name. The Members hereby enter into this LLC Agreement for the purpose of setting forth the rights and obligations of the Members. The Company has been or shall be organized as a Delaware Limited Liability Company. The name of the Company is Candlewood Hotel Company Fund I, LLC.

               Section 2.2. Certificate of Formation; Foreign Qualification; Foreign Sales Corporations. The Members have caused or shall cause to be filed for record the Certificate of Formation of the Company in the offices of the Secretary of State of the State of Delaware in accordance with Section 18-201 of the Act. Prior to the Company's conducting business in any jurisdiction other than the State of Delaware, the Members shall cause the Company to comply with all requirements necessary or appropriate to qualify the Company as a foreign limited liability company in that jurisdiction. Each Member shall promptly upon request execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this LLC Agreement that are necessary or appropriate to qualify and continue the Company as a foreign limited liability company in each such jurisdiction.

               Section 2.3. No State Law Partnership; Liability to Third Parties. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership), other than for federal and state tax purposes and that this LLC Agreement not be construed otherwise. Except as provided in Section 18-502(b) of the Act with respect to the rights of creditors, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

               Section 2.4. Principal Offices. The location of the principal office of the Company shall be at 8621 East 21st Street N., Suite 200, Wichita, Kansas, 67206.

               Section 2.5. Registered Agent and Office. The Company's registered agent and office in Delaware shall be The Corporation Trust Company, currently located at 1209 Orange Street, Wilmington, Delaware.

               Section 2.6. Representations and Warranties of the Members. The following representations and warranties of each Member are to and in favor of each other and to and in favor of the Company:

                    (a) Limited Liability Company Existence and Power. Each Member represents and warrants that it is a limited liability company, duly formed, validly existing and in good standing under the laws of the state of its formation and has all limited liability company power and authority and all governmental licenses, authorizations, consents and approvals required under Applicable Law to carry on its business now conducted, except where the failure to have such licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on such Member, or on the Company. Each Member is duly qualified to do business as a foreign limited liability company in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on such Member or on the Company.

                    (b) Limited Liability Company Authorization. Each Member represents and warrants that the execution, delivery and performance by it of each of the Transaction Documents to which it is or will be a party and the consummation by such Member of the contemplated transactions are within its limited liability company powers and have been duly authorized by all necessary limited liability company action on its part. Each of the Transaction Documents to which it is or will be a party constitutes a legal, valid and binding agreement of such Member enforceable against such Member in accordance with its terms, (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                    (c) Governmental Authorization. Each Member represents and warrants that the execution, delivery and performance by it of each of the Transaction Documents to which it is or will be a party requires no action by or in respect of, or consent or approval of, or filing with, any Governmental Authority other than:

                         (i) any actions, consents, approvals or filings
               otherwise expressly referred to in the Transaction Documents; or

                         (ii) where the failure to take any such actions, obtain
               any such consents or approvals or make any such filings would not, individually or in the aggregate, have a Material Adverse Effect on such Member or on the Company.

                    (d) Non-Contravention. Each Member represents and warrants that the execution, delivery and performance by it of each of the Transaction Documents to which it is or will be a party and its consummation of the contemplated transactions do not and will not:

                         (i) contravene or conflict with such Member's
               organizational documents,

                         (ii) assuming compliance with the matters referred to
               in Section 2.6(c)(i)-(ii) hereof, contravene or conflict with or constitute a violation of any provision of any Applicable Law,

                         (iii) assuming compliance with the matters referred to
               in Section 2.6(c)(i)-(ii) hereof, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Member, or to a loss of any benefit to which such Member is entitled under any agreement, contract or other instrument binding upon such Member or by which any of its properties or assets is or may be bound or any license, franchise, permit or similar authorization held by such Member, except for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that would not, individually or in the aggregate, have a Material Adverse Effect on such Member or the Company.

                    (e) Litigation; Labor Controversies; Disputes. Each Member represents and warrants with respect to its business that there is no action, suit, investigation, proceeding or labor controversy pending against, or, to the knowledge of such Member, threatened in writing against, or affecting such assets, business or program before any court or arbitrator or any governmental body, agency, official or authority which, if adversely determined or resolved, may reasonably be expected to result in any liability or loss to the Company or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the contemplated transactions.

                    (f) Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Member who or which might be entitled to any fee or commission from such party or any of its Affiliates upon execution of the Transaction Documents.

                                  ARTICLE III.

                      PURPOSES AND POWERS; TERM OF COMPANY

               Section 3.1. Purposes and Powers. The Company has been formed for the purpose of combining the Members' complementary skills, resources and efforts in order, on a nationwide basis, to conduct the business of acquiring, owning, developing, financing, constructing, operating and/or managing Hotels through Hotel Owners (the "Company's Business"). The "Company's Business" shall also include obtaining financing through the Loan

Facility to be used for the purposes described herein and in the Loan Agreement. The Company may engage in other business activities only to the extent they are incidental to the Company's Business. The Company will not engage in any other business without the prior written unanimous consent of the Board. In furtherance of the Company's Business, the Company shall have all of the powers now or hereafter granted to a limited liability company under the laws of the State of Delaware, including, without limitation, the powers specifically enumerated in Section 18-106 of the Act.

               Section 3.2. Term. The Company as constituted in this LLC Agreement shall continue until the date that is the fifth (5th) anniversary of the date hereof (such fifth (5th) anniversary being the "Target Liquidation Date") or the conclusion of the sale of all of the assets of the Company marketed pursuant to Section 14.3 hereof, whichever is later (such later date, as it may be extended by written agreement of the Members, being the "Termination Date"), unless earlier dissolved or terminated pursuant to law or the provisions of this LLC Agreement.

               Section 3.3.  Other Activities

               (a) Subject to the provisions of Section 3.3(d), the Members and their Affiliates may engage or invest in, and devote their time to, any other business venture or activity of any nature and description (independently or with others), whether or not such other activity may be deemed or construed to be in competition with the Company. Neither the Company nor the other Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity of any Member or its Affiliates and the pursuit thereof, even if competitive with the business of the Company, shall not be deemed wrongful or improper. In that regard, neither the Members nor any of their respective Affiliates shall have any fiduciary duty or obligation or any other duty or obligation whatsoever to identify or offer any Hotel or Hotel Site or potential Hotel or Hotel Site to the Company for the Company to acquire such Hotel or Hotel Site for inclusion within the Company's Business.

               (b) Subject to the provisions of Section 3.3(d), the Members, as well as their respective Affiliates, may possess any interest in other businesses or professions of every nature and description, independently or with others, including, without limitation, any business or other activity which might be in competition with the Company's Business or activities conducted by the Company. Without limiting the generality of the foregoing, the Members acknowledge (i) that Affiliates of Candlewood are in the business of acquiring, owning, developing, constructing, operating, managing, leasing and/or franchising extended stay lodging facilities of every category and nothing expressed or implied in this Agreement shall in any way restrict or impair the right of Candlewood or its Affiliates hereafter to engage in any aspect of such business, in any form or at any location, including, without limitation, extended stay lodging facilities, regardless of whether such activity is in direct competition with the Company; and (ii) that Jack P. DeBoer has ownership interests in other hotel properties and he shall have no obligation to divest himself of those interests even though the properties may be in direct competition with the Company. Neither the Company nor the Members will have any rights in such ventures, including, without limitation, any rights to the income or profits thereof, by virtue of being Members in the Company.

               (c) As set forth in Section 8.4(u) and the provisions of any other Transaction Document, the Company may transact business with any Member, its Affiliates and its respective directors, officers, employees and agents, provided, that the terms of those transactions are negotiated by the Representatives of the Members that are not parties to such related party arrangement and approved by the Board and are substantially comparable to those the Company could obtain from unrelated third parties. Any Member that is a party to any such related party arrangement shall use reasonable care and diligence at all times in the performance of services for the Company.

               (d) With respect to each Hotel and subject to the remainder of this Section 3.3(d), Candlewood Parent shall execute and deliver a non-competition agreement in the form attached hereto as Exhibit I (the "Non-Competition Agreement") prior to the funding by the Company of equity contributions to the applicable Hotel Owner with respect to such Hotel pursuant to Section 5.2(e). With respect to each Hotel, Candlewood Parent and the Board shall mutually agree on the radius, the duration, the brands of hotel covered and any other term of such agreement; provided, however, that if Candlewood Parent and the Board are unable to reach agreement on any such term of such agreement, no breach of this Agreement or any other Transaction Document shall be deemed to have occurred, and any Representative may rescind his or her vote in favor of the Company developing such Hotel if such vote previously has been cast.

                                   ARTICLE IV.

                                   MEMBERSHIP

               Section 4.1. Members. The names, residence and/or mailing addresses, Class A Capital Contributions, Class A Units, Class B Capital Contributions and Class B Units of the Members are set forth on Schedule A, as amended from time to time in accordance with the terms of this Agreement.

               Section 4.2. Additional Members. Except as provided in Article V, additional Persons may be admitted to the Company as Members and Membership Interests may be created and issued to non-Members upon the unanimous consent of the Members on such terms and conditions as the Members may determine at the time of admission. The terms of admission or issuance must specify the Capital Contribution and Membership Interest applicable thereto. The terms of admission may provide for the creation of different classes or groups of Members having different rights, powers and duties. Any such admission shall be effective only after the new Member has executed and delivered to the Board a document including the new Member's notice address and its agreement to be bound in all respects by this LLC Agreement, including, without limitation, any and all different rights, powers and duties applicable to such new Member.

               Section 4.3. Withdrawal. Except as set forth in Article XIV, a Member does not have the right or power to withdraw or resign from the Company as a Member.

               Section 4.4. Classes; Units.

               (a) The Company shall issue two classes of Units: the Class A Units and Class B Units. Each Member's interest in the assets, income, gains, losses, deductions and expenses of the Company shall be represented by the Class A Units and/or Class B Units owned by such Member. The Board may in its discretion issue certificates to Members representing the respective Class A Units and/or Class B Units held by the Members.

               (b) All decisions required under this Agreement or the Act to be made by the Members shall, unless otherwise expressly required hereunder or under the Act, be made solely by the Class A Members, with each Class A Member entitled to one vote for each Class A Unit held by such Member.

                                   ARTICLE V.

                              CAPITAL CONTRIBUTIONS

               Section 5.1. Initial Class A Capital Contributions.

               (a) On the Closing Date, the Initial Members shall make initial Capital Contributions to the Company in the amounts shown on Schedule A hereto in exchange for Class A Units. Each Initial Member shall receive one (1) Class A Unit for each One Dollar ($1.00), or portion thereof, of capital contributed under Section 5.1(a).

               (b) Except as expressly provided herein, no Member shall have any obligation to make any Class A Capital Contributions to the Company.

               Section 5.2. Class B Capital Contributions.

               (a) If the Board approves an acquisition of a Hotel Site on which it will develop a Hotel, then Candlewood shall make a Class B Capital Contribution in exchange for Class B Units in an amount equal to the greatest of
(i) ten percent (10%) of the Project Cost, as reflected in the Approved Project Budget of the Hotel to be developed on such Hotel Site, (ii) twenty-five percent (25%) of the difference between (A) the Project Cost, as reflected in the Approved Project Budget of the Hotel to be developed on such Hotel Site, minus
(B) the total amount of the Construction Loan committed by the Construction Lender with respect to such Hotel and (iii) the difference between the Project Cost for the applicable Hotel and the Ninety Percent Amount for the applicable Hotel; provided, however, that if the amount of the Class B Capital Contribution with respect to any Hotel is determined by the calculation set forth in clause
(iii) of this sentence, any Candlewood Representative may rescind his or her vote in favor of the Company's development of such Hotel if the Board had approved, or conditionally approved, as the case may be, the development of such Hotel prior to the determination of the amount of the Class B Capital Contribution. Such purchase of Class B Units shall be conditioned on the Company receiving from the Lender an unconditional, irrevocable commitment to fund the portion of the Loan applicable to such Hotel and Hotel Site.

               (b) Candlewood shall receive one (1) Class B Unit for each One Dollar ($1.00), or portion thereof, of capital contributed under Section 5.2(a). Candlewood, at its sole option, may make its Class B Capital Contribution under
Section 5.2(a) by contributing to the Company either (i) cash, (ii) the applicable Hotel Site together with the portion, if any, of the Hotel and related improvements that have been constructed on such Hotel Site at the time of such contribution ("Contributed Property") or (iii) a combination of cash and Contributed Property. Contributed Property shall be valued at the sum of (i) Candlewood's cost of acquiring the applicable Hotel Site plus (ii) Candlewood's cost of constructing any portion of the Hotel on such Hotel Site and any other improvements on such Hotel Site; provided, however, that the value of such Contributed Property may not exceed the amount budgeted for such contributed assets in the applicable Approved Project Budget (the value of such Contributed Property as determined in accordance with this Section 5.2(b) is hereinafter referred to as the "Contributed Property Value").

               (c) In the event that the Contributed Property Value exceeds the amount Candlewood is required to contribute under Section 5.2(a) (the amount of such excess being hereinafter referred to as the "Contribution Excess"), then, as mutually agreed by Candlewood and Lender, Candlewood shall receive a dollar-for-dollar credit in the amount of the Contribution Excess against all Class B Capital Contributions that Candlewood is required to make during the thirty (30) day period beginning on the date that Candlewood contributes the Contributed Property giving rise to the Contribution Excess. In the event that Candlewood has not received full credit in the amount of the Contribution Excess at the end of such thirty (30) day period, then the Company shall promptly make a cash distribution to Candlewood in the amount of the difference between the Contribution Excess and the credits received by Candlewood during such thirty
(30) day period.

               (d) If on the first anniversary of the initial funding of the Loan, the Board has not approved the acquisition of at least ten (10) Hotel Sites on which Hotels have been or will be developed and the Lender has not committed to funding a portion of the Loan with respect to each of such ten (10) Hotel Sites, then, as described below, Boston Capital may request, with respect to any one or more Hotel Sites that have been so approved (all Hotels to be developed on the Hotel Sites with respect to which Boston Capital makes such request are hereinafter referred to collectively as the "Selected Hotels"), that Candlewood make an additional Class B Capital Contribution in the amount necessary such that Candlewood's total Capital Contributions with respect to the Selected Hotels equal fifteen percent (15%) of the sum of the actual Project Costs for completed Selected Hotels and the Project Costs for uncompleted Selected Hotels reflected in the Approved Project Budgets; provided, however, that if, at any time after such first anniversary, the Board determines not to develop any of the uncompleted Hotels or the Lender determines not to fund a portion of the Loan with respect to any of the uncompleted Hotels (and such determination by Lender is not a violation of the Loan Agreement and the documents executed in connection therewith) and as a result of such determinations fewer than ten (10) Hotels have been approved by the Board for development and committed to by the Lender for funding, then, as described below, Boston Capital may request, with respect to any one or more Hotels that the Board intends to develop (all Hotels to be developed with respect to which Boston Capital makes such request are hereinafter also referred to collectively as the "Selected

Hotels"), that Candlewood make the additional Class B Capital Contribution such that total Capital Contributions equal fifteen percent (15%) of the sum of the actual Project Costs for completed Selected Hotels and the Project Costs for the uncompleted Selected Hotels as described in this sentence. If requested, Candlewood shall make the Class B Capital Contribution described in this Section 5.2(d) with respect to any Selected Hotel at the earlier to occur of (i) if the Loan with respect to such Selected Hotel has already been funded, the time it is first determined that such additional Class B Capital Contribution is required under this Section 5.2(d) and (ii) if the Loan with respect to such Selected Hotel has not been funded, simultaneously with Candlewood's Class B Capital Contribution made under Section 5.2(a). The Company shall use any Class B Capital Contribution made with respect to any Selected Hotel (i) if such Class B Capital Contribution is made after the funding of the Loan with respect to such Selected Hotel, to prepay a portion of the outstanding principal balance of the Loan or (ii) if such Class B Capital Contribution is made simultaneously with the funding of the Loan with respect to such Selected Hotel, to reduce the amount of such funding of the Loan dollar-for-dollar.

               (e) Except for contributions made pursuant to Section 5.2(d) or to pay ordinary and necessary operating expenses as determined by the Board, the Company shall contribute Class B Capital Contributions to the applicable Hotel Owners.

               (f) Upon the initial funding of each Tranche (as defined in the Loan Agreement) of the Loan, Boston Capital shall make a Class B Capital Contribution in an amount equal to Five Hundred Dollars ($500) in exchange for Class B Units. Boston Capital shall receive one (1) Class B Unit for each One Dollar ($1.00), or portion thereof, of capital contributed under this Section 5.2(f).

               Section 5.3. Member Loans(a) If the Company requires additional borrowings in excess of the financing available under the Loan Facility, no Member shall be required to lend or contribute any additional funds to the Company. However, if the Company requires additional borrowings in excess of the Loan Facility, the Company may borrow such required capital if approved by the Board pursuant to Section 8.4 from any Person, including any Member or any Affiliate of a Member, on such commercially reasonable terms as the Board may determine, so long as such loan is unsecured and subordinate to the Loan; provided, however, that the Company shall first offer to each of the Members the opportunity to lend such funds on such commercially reasonable terms pro rata in proportion to total Class A Units held by each Member. If one Member declines such opportunity, the other Members shall have the right, but not the obligation, to lend such funds in any amount approved by the Board without regard to Class A Units held by such Member.

               (b) Notwithstanding anything in this Section 5.3 to the contrary, with respect to any Hotel, if the actual Project Costs of such Hotel exceed the total budgeted amount in the applicable Approved Project Budget, then the Company shall use any cost savings attained in the construction of completed Hotels to pay for such cost overruns. To the extent such cost savings are not sufficient or available to cover such shortfall, the Company shall seek to pay for such cost overruns by obtaining funds from the contingency line items in the Approved Project Budgets of uncompleted Hotels, to the extent the applicable Construction Lender will permit such use. In the event that the Company is unable to pay for such cost overruns as described in this Section 5.3(b), then Candlewood shall make a member loan, on commercially reasonable terms as determined by the Board, in the amount of such cost overrun, which member loan shall be unsecured and subordinated to the Loan.

               Section 5.4. Return of Contributions. Except for the return of Class B Capital Contributions from Net Sale Proceeds or Net Refinancing Proceeds as set forth in Section 7.3, no Member is entitled to the return of any part of its Capital Contributions or interest in respect of either its Capital Account or its Capital Contributions. An unreturned Capital Contribution is not a liability of the Company or of any Member.

               Section 5.5. Liability of Members.

               (a) Except as otherwise required by applicable law and as expressly set forth in this LLC Agreement, no Member shall have any personal liability whatsoever in its capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company (including to Lender under the Loan Facility) or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company, and therefore, a Member shall be liable only to make its Capital Contributions to the Company and the other payments provided herein. No Member in its capacity as a Member shall have any power to represent, act for, sign for or bind the Board or the Company, and the Members hereby consent to the exercise by the Board of the powers conferred on them by law and this Agreement.

               (b) In accordance with the Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such Member. If any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of the Manager, the Board or the other Members.

                                   ARTICLE VI.

                      PROFITS, LOSSES, ACCOUNTING AND TAXES

               Section 6.1. Allocation of the Company's Profits and Losses.

               (a) Profits.

               Except as provided in Exhibit H, the Profits of the Company for each Fiscal Year shall be allocated as follows:

                      (i) First, to the Class B Holders to the extent of any Loss allocations under Section 6.1(b)(iv).

                      (ii) Second, to any Class A Holder to the extent of any Class A Disproportionate Allocations.

                      (iii) Third, to Class A Holders in proportion to Class A Units held.

               (b) Losses.

               Except as provided in Exhibit H, the Losses for each Fiscal Year shall be allocated as follows:

                      (i) First, Losses shall be allocable to Candlewood (or any successor to Candlewood's Membership Interest or Economic Interest, as the case may be) until cumulative Losses allocated pursuant to this
        Section 6.1(b)(i) equals the positive difference (if any), with respect to any Hotel, between Project Costs and the initial appraised value of such Hotel.

                      (ii) Second, Losses shall offset the allocation of Profits under Section 6.1(a)(iii).

                      (iii) Third, to Class A Holders (in proportion to the number of Class A Units held) until cumulative Losses allocated pursuant to this Section 6.1(b)(iii) equals such Class A Holder's Class A Capital Contributions; provided, however, if the allocation of Losses to a Class A Holder would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Class A Holders only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Class A Holder, shall be allocated to the other Class A Holders subject to this Section 6.1(b)(iii). (The Losses disproportionately allocated pursuant to this Section 6.1(b)(iii) are the "Class A Disproportionate Allocations.")

                      (iv) Fourth, to the Class B Holders until cumulative Losses allocated pursuant to this Section 6.1(b)(iv) equals such Class B Holder's Class B Capital Contributions in proportion to Class B Units held.

                      (v) Fifth, to Class A Holders in proportion to Class A Units held.

                      Section 6.2. Books; Financial Statements; Fiscal Year.

               (a) The Manager shall maintain or cause to be maintained proper and complete books and records in which shall be entered fully and accurately all transactions and other matters relating to the Company's Business in the detail and completeness customary and usual for businesses of the type engaged in by the Company. The Company's Financial Statements shall be kept on the accrual basis in accordance with GAAP.

               (b) The Manager shall use its reasonable best efforts to cause the Accountants to furnish to each Member, no later than one hundred twenty
(120) days after the end of each

Fiscal Year, (i) the Financial Statements of the Company, (ii) a statement of the Profits or Losses of the Company and (iii) statements of the Capital Accounts of the Members. The Financial Statements shall be accompanied by an opinion of the Accountants certifying the statements and stating that (i) their examination was made in accordance with generally accepted auditing standards and, in their opinion, the financial statements fairly present in all material respects the financial position, financial results of operations and changes in Members' capital in accordance with GAAP (except as therein noted) and (ii) in making the examination and reporting on the Financial Statements described above, nothing came to their attention that caused them to believe that (1) the income and revenues were not paid or credited in accordance with the financial and accounting provisions of this LLC Agreement and (2) the costs and expenses were not charged in accordance with the financial and accounting provisions of this LLC Agreement. In addition, the Manager shall provide a comparison of actual results to the projections for the Fiscal Year to the corresponding Business Plan (along with an explanation of any material differences). The Board also may cause to be prepared or delivered such other reports as it may deem appropriate. The Company shall bear the costs of all these reports.

               (c) The fiscal year of the Company (the "Fiscal Year") shall be the calendar year, or, if applicable, that shorter period within the Fiscal Year during which the Company had legal existence.

               (d) Promptly after the Closing Date, the Manager shall cause to be prepared and distributed to each Member an opening balance sheet of the Company as of the Closing Date. The opening balance sheet shall reflect the Members' Capital Contributions and shall be prepared in accordance with GAAP.

               (e) The Manager shall cause to be prepared and distributed by the fifteenth (15th) day of each subsequent month and forty-fifth (45th) day after each quarter to each Member unaudited monthly and quarterly Financial Statements. Each quarter, the Manager shall prepare and distribute with the Financial Statements a report containing updates of pending transactions and significant developments for existing transactions and prospects for future transactions. In addition, the Manager shall furnish with such Financial Statements a comparison of actual results to the projections for such period set forth in the corresponding Business Plan (along with an explanation of any material differences). The Financial Statements shall be distributed to the Members within a time that will permit, and shall provide such information concerning the operations of the Company as may be required for, the Members to prepare and timely file with the Securities and Exchange Commission their quarterly and annual financial statements.

               (f) The Company shall keep at its principal office such books and records as may be required by the Act and such other books and records as are customary and usual for businesses of the type engaged in by the Company. The Company shall also maintain a list of all Members and their addresses, tax returns of the Company for the prior six (6) tax years, Financial Statements for the prior six (6) Fiscal Years, books and records for the current year and the prior three (3) years, this Agreement, and all amendments thereof and any other records required to be kept at the Company's principal place of business.

               (g) Each Member or its duly authorized representatives shall have the right with reasonable advance notice, during normal business hours and in accordance with the Act, to inspect and copy the Company's books and records at the requesting Member's sole cost and expense.

               (h) The Manager shall provide updates of the current Business Plan, Approved Annual Budgets and Project Budgets within thirty (30) days after the end of each calendar quarter.

               (i) The Manager shall prepare all reports and financial statements required under the Loan Agreement in accordance therewith.

               (j) The Manager shall provide such other information and reports as any Member may reasonably request at the Company's cost and expense.

               Section 6.3. Capital Accounts.

               (a) For federal income tax purposes there shall be maintained a Capital Account for each Member in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv) and the principles set forth in Exhibit H attached to this LLC Agreement. The amount of cash or the value of property contributed to the Company by each Member, net of liabilities assumed by the Company or to which the property of the Company is subject, shall be credited to such Member's Capital Account, and from time to time, but not less often than at the end of each Fiscal Year, the allocations to each Member of Profits and Losses (including any special allocations made pursuant to the provisions of Exhibit H) and the Value or Carrying Value of distributions (as defined in Exhibit H, and net of liabilities assumed by such Member or to which the property distributed is subject) shall be credited or debited to such Member's Capital Account. The determination of Members' Capital Accounts, and any adjustments thereto, shall be made consistent with tax accounting and other principles set forth in Section 704(b) of the Code and the applicable Treasury Regulations thereunder.

               (b) Immediately following a permitted transfer of any Membership Interest, the Capital Account of the transferee Member shall equal the Capital Account of the transferor Member immediately prior to the transfer attributable to the transferred Membership Interest and such Capital Account shall not be adjusted to reflect any basis adjustment under Section 743 of the Code.

               (c) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Members' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes, taking into account any adjustments required pursuant to Section 704(b) of the Code and the applicable Treasury Regulations thereunder as more fully described in Exhibit H.

               (d) Except as may be expressly provided in this LLC Agreement, no Member shall have priority over any other Member as to the return of Capital Contributions or as to

Profits, Losses or other items of income, gain, deduction and loss; provided, however, that this subsection shall not apply to the repayment of loans (as distinguished from Capital Contributions) which a Member has made to the Company.

               Section 6.4. Tax Matters Partner. Candlewood shall be the "Tax Matters Partner" of the Company within the meaning of Section 6231(a)(7) of the Code and shall act in any similar capacity under applicable state, local or foreign law (in such capacity, the "Tax Matters Partner"). Unless otherwise changed by the Board, any tax audits shall be handled by unrelated third party accountants or attorneys selected by the Board. All third party expenses incurred by the Tax Matters Partner shall be borne by the Company. The Tax Matters Partner shall be entitled to exculpation and indemnification with respect to any action it takes or fails to take in good faith as Tax Matters Partner with respect to any administrative or judicial proceeding involving "partnership items" (as defined in Section 6231 of the Code) of the Company to the extent provided under Article XV. The Tax Matters Partner agrees to seek the consent of the Board before taking any material action with respect to its duties as Tax Matters Partner.

               Section 6.5. Tax Returns.

               (a) The Company shall cause to be prepared and filed all necessary foreign, federal, state, local and other required income tax returns for the Company (e.g., income, franchise, capital, property, sales, use, VAT, customs and duties tax returns). Such tax returns shall be prepared by the Accountants unless otherwise decided by the Board. In preparing the tax returns for the Company, the Accountants shall at all times act reasonably and in good faith taking into account the interests of all Members. The Tax Matters Partner shall provide all Members , reasonable opportunity to review the content of all income tax returns at least forty-five (45) days prior to filing. Each Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed. Neither the Company, the Board nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of this LLC Agreement shall be construed to sanction or approve such an election.

               (b) Any Member may request that the Company make a Section 754 election.

                                  ARTICLE VII.

                                  DISTRIBUTIONS

               Section 7.1. Tax Distributions.

               (a) The Company shall make distributions after the close of each Fiscal Year no later than ninety (90) days after the close of such Fiscal Year, in an amount not greater than forty-five percent (45%) of the aggregate amount of taxable income allocated to each Member during such Fiscal Year as reflected on its Schedule K-1 filed by the Company for such Fiscal

Year less all distributions previously made under Sections 7.2(e), 7.2(g), 7.3(c), and 7.3(f) for such Fiscal Year. The aggregate amount of such taxable income shall be reduced by cumulative tax losses in excess of taxable income allocated to the Members for all prior Fiscal Years ending prior to the current Fiscal Year. The Board may adjust the rate of distribution provided herein to reflect the then-current status of the ordinary income and capital gains tax rates of the Code or state law and to take into account other distributions made in such Fiscal Year. Distributions may not be made to the extent that they would render the Company insolvent.

               (b) The Manager shall estimate the taxes owed as a result of being a Member for each partial period associated with the allocation of net income of the Company during such Fiscal Year for the Members in the same manner as the calculation of year-end taxes as set forth in Section 7.1(a) to enable the Company to make distributions pursuant to Sections 7.2(e) and 7.3(c). Any amount paid by the Company for such partial periods pursuant to Section 7.2(e) and 7.3(c) for a particular Fiscal Year in excess of the amount of the tax liability of such Member for such Fiscal Year, based upon a combined income tax rate of forty-five percent (45%) as may be adjusted from time to time in accordance with Section 7.1(a), shall be returned by the Member to the Company, to the extent required by the Company to satisfy the distributions set forth in Sections 7.2(a) through (c) and Section 7.3(a) for the fourth quarter of such Fiscal Year, within fifteen (15) days after notice of such excess payment by the Company.

               Section 7.2. Cash Distributions.

               Subject to any contractual provisions limiting distributions contained in any contract or agreement to which the Company is a party or by which it is bound (including the terms of the Loan Facility), Cash Receipts, if any, shall be distributed quarterly (except as provided below) by the Company in the following manner:

               (a) authorized expenses of and reimbursements by the Company (other than as described in Sections 7.2(b) and (c));

               (b) debt service payments to the Lender, in the amount required to bring current all debt service requirements of the Loan (excluding any deferred interest), which such payments shall be made monthly or as required by the Loan Agreement;

               (c) deferred interest to the Lender pursuant to the Loan
Facility;

               (d) Tax Distributions;

               (e) creation of and increases to Reserves; and

               (f) except to the extent prohibited by Applicable Law and except as otherwise required by Article XIV, to each Member, in proportion to the Class A Units held by such Member.

               Section 7.3. Distribution of Net Financing Proceeds and Net Sales Proceeds.

               Except as otherwise required by Article XIV, Net Financing Proceeds and Net Sales Proceeds shall be distributed in the following manner:

               (a) to the Lender, to the extent of the portion of the Loan funded with respect to the Hotel being refinanced or sold, as the case may be;

               (b) to Candlewood, to the extent of any member loan funded with respect to the Hotel being refinanced or sold, as the case may be, pursuant to
Section 5.3(b);

               (c) Tax Distributions associated with the event giving rise to such Net Financing Proceeds or Net Sales Proceeds, as the case may be;

               (d) creation of and increases to Reserves associated with the event giving rise to such Net Financing Proceeds or Net Sales Proceeds, as the case may be;

               (e) to the Class B Holders to the extent of their Unpaid Class B Capital Contributions with respect to the Hotel being refinanced or sold, as the case may be, and in proportion to the Class B Units held; and

               (f) thereafter, to the Class A Holders in proportion to the Class A Units then held.

               Section 7.4. Other Provisions.

               (a) All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any allocation, payment or distribution by the Company to the Members shall be treated as amounts allocated, paid or distributed, respectively, to the Members pursuant to this
Article VII for all purposes under this Agreement.

               (b) No right is given to any Member to demand and receive property other than cash as provided in this LLC Agreement. The Board may determine to make a distribution in-kind of Company property to the Members, and such Company property shall be distributed in such a fashion as to ensure that the fair market value (as determined in the reasonable discretion of the Board) is distributed and allocated in accordance with this Section 7.4(b) and Article XIV hereof; provided, however, that no Member may be compelled to accept a distribution of any Company property in-kind unless the ratio that the fair market value of such distribution bears to such Member's total distribution does not exceed the ratio that the fair market value of similar distributions in-kind bear to the total distributions to other Members receiving distributions concurrently therewith, except upon a dissolution and winding up of the Company.

               (c) If any Member owes any amount to the Company that is due and unpaid at the time that a payment or distribution would be payable to such Member under this Section 7.4(c), then the amount of such payment or distribution shall be reduced by the amount of such obligation, together with interest thereon (except where interest is otherwise provided in a separate agreement with respect to such obligation), from the date such amount became due and payable to the Company until payment thereof be made, at the prime rate (from time to time in effect, as reported in the "Money Rate" section of the Wall Street Journal) plus two percent (2%) per annum, but not to exceed the maximum rate for such obligation under any applicable usury laws, which offset shall be deemed to be a payment to the Company by such Member and shall be applied first to such interest and then to such obligation.

                                  ARTICLE VIII.

                         MANAGEMENT; CONDUCT OF BUSINESS

               Section 8.1. Management

               (a) The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Members. In managing the business and affairs of the Company and exercising its power, each Member shall act through its Representatives as described in Section 8.2. Any Member who causes the Company to incur an obligation to act or become bound for any debt or liability, except in accordance with this LLC Agreement, shall be liable to the Company for any such debt, liability or obligation to act. Decisions or actions taken by Members in accordance with this LLC Agreement, whether through the Board or otherwise, shall constitute decisions or actions by the Company and shall be binding on each Member in its capacity as such unless such decision or action required Board approval that was not obtained.

               (b) Candlewood shall be the "manager" of the Company as such term is used in the Act. Candlewood may be removed and replaced as "manager" by the Board at any time upon the unanimous vote of the Representatives. Subject to approval of the Board as required by this Agreement, including, without limitation, as required under Section 8.4, the Manager (i) shall have day-to-day responsibility for the management and control of the business and affairs of the Company for the purposes herein stated and (ii) shall have discretion to take any and all action that the Company is authorized to take and to make all decisions with respect thereto. The Manager's obligations are subject to the availability of Company funds in sufficient amounts and on a timely basis to discharge its obligations to supervise the day-to-day operations of the Company. The Manager shall provide or arrange for such personnel as may be reasonably necessary to accomplish the operations and management of the Company in accordance with this Agreement. The Manager shall act at all times in good faith.

               (c) Management.

                   (i) The Manager shall operate the Company and the Hotel Owners on a day-to-day basis and supervise the operations of the Company. Specifically, the Manager shall provide contract administration services including, without limitation, the administration of the Loan Agreement, expense processing, financial controls and reporting (with the assistance of the Accountants and the controller), including, without limitation, the preparation of the Business Plans, individual and consolidated Annual Operating Budgets with respect to the Hotels, other services reasonably required to implement such Business Plans and the maintenance and preparation of the materials required under Section 6.2, to the extent such materials are not maintained or prepared by the Company's Accountants. The Manager shall cause the Company to act in accord with the current Business Plan and this LLC Agreement. The Manager shall establish bank accounts in the name of the Company and each Hotel Owner at banks reasonably satisfactory to the Board. For each such account, a Candlewood Representative, or such Representative's designee, shall be named as the sole authorized signatory for disbursements; provided, however, that the Manager shall not have the authority to make any disbursements requiring Board approval unless such approval has been obtained in accordance with the terms of this Agreement. Except as otherwise provided, all overhead costs and expenses incurred by the Manager in connection with its performance of its duties (including, without limitation, all salaries, office rental and utility costs and the costs of office supplies and equipment) shall, unless expressly agreed to the contrary by the Company, be borne by the Manager. The Company shall reimburse the Manager for costs incurred by the Manager that are not overhead costs and expenses and that relate directly to the business of the Company to the extent included in the Business Plan or in the Annual Operating Budget of any Hotel or which does not constitute a Material Modification of either of the foregoing; provided, however, that notwithstanding anything to the contrary contained herein, the Manager shall have no obligation to pay any such non-overhead costs and expenses for which it will not be reimbursed by the Company. To the extent that such costs relate to activities which are not exclusively related to the business of the Company, such costs shall be allocated between costs related directly to the business of the Company and costs unrelated to the business of the Company based on a good faith allocation, as reasonably approved by the Board. Any costs incurred by the Manager for unrelated third party service providers, including, but not limited to, accountants, attorneys, appraisers and other technical consultants, shall be borne by the Company to the extent such costs are included in the Business Plan or in the Annual Operating Budget of any Hotel (or do not constitute a Material Modification thereto) which have been approved by the Board in accordance with the terms of this Agreement. The Manager shall make such personnel available to allow it to satisfy its obligations under this Section 8.2(c) in a commercially reasonable manner.

                   (ii) In addition to the responsibilities and rights of the Manager to service and manage the Company's assets as set forth in this Agreement, the Company shall enter into (or, as applicable, cause each Hotel Owner to enter into) the Administrative Services Agreement and, with respect to each Hotel, a Franchise Agreement and Management Agreement.

               (d) The Members, their Affiliates and the Representatives shall be required to devote only such time, effort, and attention to the business of the Company as is reasonably necessary to fulfill their respective duties hereunder.

               (e) Authority of the Manager

                   (i) Subject to the express provisions of this Agreement (including, without limitation, the necessity to obtain Board approval where required hereunder, including, without limitation, under Section 8.4), the Manager shall have the authority to execute on behalf of the Company such agreements, contracts, instruments and other documents as it shall from time to time approve, including, without limitation: (1) all such agreements, instruments, certificates or other documents as shall be necessary or appropriate in connection with the maintenance of the Property, (2) checks, drafts, notes and other negotiable instruments; (3) deeds of trust and assignments of rights; (4) contracts for the sale of assets, deeds, leases, assignments and bills of sale, and (5) loan agreements, mortgages, security agreements, pledge agreements and financing statements, including, without limitation, the Loan Agreement and the Loan Documents (as defined in the Loan Agreement).

                   (ii) Any Person dealing with the Company or the Manager may rely on a certificate signed by the Manager:

                   (1)  as to the identity of the Manager and Members hereunder;

                   (2) as to the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the Manager or are in any other manner germane to the affairs of the Company;

                   (3) as to who is authorized to execute and deliver any instrument or document on behalf of the Company; and

                   (4) as to the authenticity of any copy of this Agreement and amendments hereto.

                   (iii) Any Person relying upon this Section shall, upon such Person's request, be informed of the provisions of Section 8.4 which contain certain limits on the authority of the Manager to bind the Company or to do, or cause to be done, certain acts.

               (f) With respect to Company affairs, the Manager shall always act as fiduciary for the benefit of the Company. The Company may transact business with the Manager and its Affiliates, members, directors, officers, employees and agents provided that such arrangements have previously been approved by the Board pursuant to Section 8.4(u). The Manager shall in each case disclose in advance the existence of any such affiliation to the Board.

               (g) Liability of the Manager.

                   (i) Liability to Third Parties. Neither the Manager nor its Affiliates nor their respective members, directors, officers, employees and agents shall be personally liable for any of the debts, liabilities, obligations or contracts of the Company nor shall the Manager or its Affiliates or their respective members, directors, officers, employees or agents be required to loan any funds to the Company. Nothing in this
        Section 8.1(g) shall affect Candlewood's obligations as a Member to make capital contributions to the Company as required by this Agreement.

                   (ii) Liability to the Company and Other Members. Except to the extent otherwise provided by applicable law or as set forth in written agreements among the Members or their Affiliates which are binding on the party against whom enforcement of any such agreement is sought, neither the Manager nor any of its Affiliates nor their respective members, directors, officers, employees or agents shall have any liability to the Company or to any Member for any loss suffered by the Company which arises out of any action or inaction of the Manager if
        (A) such course of conduct did not constitute a breach of an express provision of this Agreement or (B) the Manager acted in good faith and in a manner that the Manager reasonably believed to be in or not opposed to the best interests of the Company.

               (h) Indemnities

                   (i) Of Manager. To the fullest extent permitted by applicable law, the Manager and its Affiliates and their respective members, directors, officers, employees and agents are hereby indemnified and held harmless by the Company for any loss, damage or claim by reason of any act or omission performed or omitted by the Manager on behalf of the Company and in a manner believed in good faith to be within the scope of the authority conferred on it by this Agreement, except that, without limitation, the Manager shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by it by reason of its gross negligence, willful misconduct or breach of its fiduciary duty with respect to such acts or omissions; provided, however, that any indemnity under this Section 8.1(h)(i) shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

                   (ii) Of the Company. To the fullest extent permitted by applicable law, the Company and the Members are hereby indemnified and held harmless by the Manager for any loss, damage or claim incurred by the Company by reason of either the Manager's gross negligence, willful misconduct or breach of fiduciary duty with respect to any act or omission performed or omitted by such Manager.

               Section 8.2. Board's Conduct of Business. Except as otherwise specifically provided in this LLC Agreement, the Board shall have the authority to, and shall, conduct the affairs of the Company and the Hotel Owners on behalf of, and as representatives of, the Members. The Board shall act only by the unanimous consent of the Representatives. The Board may delegate responsibilities, decision-making and implementation of Board decisions in its sole discretion. The Board shall be responsible for the establishment of general policy, acquisitions and approval of projects and contracts, all in a manner consistent with this LLC Agreement. The Board shall conduct the Company's business and affairs pursuant to, and in accordance with, the Company's current Business Plan.

               Section 8.3. Establishment of the Board. The Members hereby establish the Board. The Board shall initially consist of four representatives (collectively, the "Representatives"). The four initial Representatives shall be Mr. Jack DeBoer, Mr. Warren Fix, Mr. William Kremer and Mr. Robert Little. Mr. DeBoer and Mr. Fix (the "Candlewood

Representatives") shall serve at the pleasure and on behalf of Candlewood. Mr. Kremer and Mr. Little (the "Boston Capital Representatives") shall serve at the pleasure and on behalf of Boston Capital. A Representative may be removed, with or without cause, only by the party that appointed such Representative. Other than the initial Representatives, each party shall designate its Representatives to the Board to the Members in writing, and such designation shall remain in effect until the revocation of such designation has been made in writing.

               Section 8.4. Board Approval. The decisions of the Board shall be by the unanimous consent of the Representatives. Except as otherwise noted below, to the extent such action has been included in all significant respects in an approved Business Plan and such final action does not vary from the approved Business Plan, any further consent of the Board shall not be necessary. Except as included in an approved Business Plan, all of the following actions by the Company or by any Hotel Owner are made expressly subject to prior Board Approval. Decisions of the Board shall include, but not be limited to, the following actions, whether taken by the Company on its own behalf or as the sole member of a Hotel Owner on behalf of such Hotel Owner:

               Organizational and Administrative Matters

               (a) the selection of any additional locations of the operations of the Company;

               (b) any acquisition or divestiture of an interest in real estate;

               (c) a decision not to distribute Cash Receipts pursuant to
Section 7.2;

               (d) selection and removal of the Accountants and the Attorneys;

               (e) subject to the provisos in Section 8.4(gg) entering into or materially amending any consultant or other material agreement or contract to which the Company or any Subsidiary Owner is a party providing for aggregate compensation in excess of Twenty-Five Thousand Dollars ($25,000);

               (f) other matters requiring the approval of the Company by the Act;

               (g) the authorization for issuance, sale or delivery or agreement or commitment to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any Membership Interests or any other equity securities of the Company, or the amendment to any of the terms of Membership Interests or such other securities;

               (h) any amendment to this LLC Agreement or the amendment or termination of any of the Transaction Documents or any material amendment to any material agreement between the Company and any Member;

               (i) any change in the trade name or the principal trademarks or service marks of the Company;

               (j) any material change of the character of the Company's Business or that of its Subsidiaries from that set forth in Section 3.1 or to engage in any activity other than as described herein;

               (k) admitting additional Members pursuant to Section 4.2;

               (l) any change in the percentage distributed as Tax Distributions as set forth in Section 7.1;

               (m) the relocation or addition of executive offices of the Company; and

               (n) the removal of a Manager and selection of a replacement Manager.

               Transactional Matters

               (o) the merger, consolidation or other business combination of the Company or any of its Subsidiaries with or into any other Person;

               (p) the adoption of the Business Plan and any Material Modification thereto;

               (q) the incurrence of any indebtedness of the Company or its Subsidiaries for borrowed money (other than the Loan Facility) in excess of Twenty-Five Thousand Dollars ($25,000), including, without limitation, any Construction Loan, and any material modification to the terms of such indebtedness;

               (r) approval of any Annual Operating Budget for each Hotel owned by a Hotel Owner and any Material Modification thereto;

               (s) approval of any Project Budget for each Hotel owned by a Hotel Owner and any increase in the total Project Cost reflected in such Project Budget; provided, however, that Board Approval shall not be required for (i) application of any contingency amounts reflected in any Project Budget, or (ii) reallocation of budgeted amounts from one category to another category in any Project Budget in an amount not to exceed three percent (3%) of the original budgeted amount of such category;

               (t) the incurrence of any Lien securing indebtedness in excess of Twenty-Five Thousand Dollars ($25,000) upon any significant portion of the property, revenues or assets, whether now owned or hereafter acquired, of the Company or any Subsidiary, except for Liens (i) granted to the Construction Lenders in connection with the Construction Loans and to the Lender in connection with the Loan, (ii) for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate Reserves have been established and (iii) that are statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent;

               (u) regardless of the approval of such an arrangement under the Business Plan, the entry into any arrangement or the modification of or any material actions associated with an arrangement or transaction between the Company or its Subsidiaries and Candlewood or Boston

Capital or any of their respective Affiliates other than the Loan Agreement and the forms of Management Agreement and the Administrative Services Agreement attached hereto as Exhibits G, and A, respectively, and the form of Franchise Agreement to be agreed upon by the Members; provided, however, that any amendments to the Loan Agreement or the forms of Management Agreement, Franchise Agreement and the Administrative Services Agreement attached hereto as Exhibits G, E, and A, respectively shall require Board approval under this Section 8.4; provided, further, that a subcommittee of the Board consisting of the Representatives of the Member that is not a party to such related party contract or not involved in such conflict of interest would negotiate on behalf of the Company the terms of any such related party transactions or propose how to resolve such conflict of interest involving Candlewood, Boston Capital or any of their respective Affiliates. After such negotiation or proposal, the final contract or proposal must be approved by the Board;

               (v) any acquisition, sale, lease, exchange, transfer or other Disposition of assets of the Company or its Subsidiaries that exceeds Twenty-Five Thousand Dollars ($25,000) in one or a series of related transactions;

               (w) the Disposition of Hotels (including the hiring of a third party agent, if applicable, to sell the Hotels) regardless of whether such Disposition is contemplated as part of an approved Business Plan;

               (x) any agreement to license, sell, transfer or otherwise Dispose of any technology developed and owned by the Company or any of its Subsidiaries to unaffiliated third parties or to acquire or license any technology from an unaffiliated third party;

               (y) entering into any lease as lessee of real estate (including, without limitation, any ground lease of a Hotel Site) or of equipment of the Company or any of its Subsidiaries with annual lease payments in excess of Twenty-Five Thousand Dollars ($25,000) or any material modification to any such lease;

               (z) approval of any material action of the Tax Matters Partner pursuant to Section 6.4;

               (aa) the establishment of Reserves and any increase or decrease thereto in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate per Fiscal Year;

               (bb) other than as set forth in Exhibit H hereto, any material change to the accounting methods and conventions to be used in preparation of the tax returns or to make any material elections under the tax laws of any jurisdiction as to the treatment of items of income, gain, loss, deduction and credit of the Company or any of its Subsidiaries or any other material method or procedure related to the preparation of the tax returns;

               (cc) commencing a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or consenting to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) or for any substantial part of the Company's or any of its Subsidiaries' property, or making any general assignment for the benefit of creditors, or failing to, or admitting in writing an inability to, pay the Company's or any of its Subsidiaries' debts generally as they become due;

               (dd) the Company's or any of its Subsidiaries' acquisition of another Person or of assets outside the ordinary course of the Company's Business, or an investment in any Person, in each case, in excess of Twenty-Five Thousand Dollars ($25,000);

               (ee) the sale or other conveyance, or grant by the Company or any Subsidiary to any Person, of any option, warrant or other similar right with respect to all or any significant portion of the Company's assets (other than products, systems or services);

               (ff) regardless of the approval of a Business Plan addressing the acquisition of a Hotel Site and the approval of the construction of a Hotel, the approval of each acquisition of a Hotel Site and the construction of a Hotel;

               (gg) any initiation or settlement of litigation, arbitration or other adversarial proceeding in the name of or on behalf of the Company or any of its Subsidiaries; provided, however, that the Candlewood Representatives, without the participation or consent of the Boston Capital Representatives, may, after written notice to the Members, initiate any litigation, arbitration or other adversarial proceeding against the Lender under the Loan Agreement for a default thereunder and request, consent to and obtain material modifications thereto, provided such action is taken in good faith; provided, further, that the Boston Capital Representatives, without the participation or consent of the Candlewood Representatives, may, on behalf of the Hotel Owners, after written notice to the Members, initiate any litigation, arbitration or other adversarial proceeding against Candlewood Parent under the Management Agreements or the Administrative Services Agreement or against Candlewood LLC under the Franchise Agreements for a default thereunder, and request, consent to and obtain any material modification thereto, provided such action is taken in good faith;

               (hh) Any in-kind distribution to the Members;

               (ii) Any member loan pursuant to Section 5.3;

               (jj) Any voluntary prepayment of a Construction Loan;

               (kk) Determination of the terms of the Non-Competition Agreement attached hereto as Exhibit I as contemplated by Section 3.3(d); and

               (ll) Casting votes on behalf of Hotel Owners in the International Association of Candlewood Hotel Owners.

               Section 8.5.  Annual Business Plan

               (a) Concurrently with the execution of this Agreement and at least ninety (90) days before the beginning of each Fiscal Year, the Manager shall cause to be prepared and submitted to the Board an Annual Business Plan for such Fiscal Year with respect to the operations of the Company for approval by the Board. The Annual Business Plan shall be presented in sufficient detail that the Board shall have the Annual Operating Budgets for each Hotel, a comprehensive report of the projected revenues, net income, sources and uses, including cash expenditures, capital expenditures, cash receipts and reserves, material business developments and other significant matters expected to be pursued or encountered by the Company on a quarterly basis for the following twenty-four (24) month period. Such Annual Business Plan shall include a summary of applicable assumptions. The Board shall meet within thirty (30) days following the submission of any Annual Business Plan in order that the Representatives may each discuss and provide comments thereon. Such Annual Business Plan must be approved by the Board prior to the start of the Fiscal Year.

               (b) Annual Business Plan may be amended at any time, provided that reasonable advance notice be given to the Board and reasonable opportunity for additional discussion and commentary has been provided.

               Section 8.6. Managing Cash Flow of Hotel Owners The Board shall manage the cash flow of the Hotel Owners, including, but not limited to, determining the amount and timing of distributions that the Hotel Owners make to the Company. Before any other distribution may be made by any of the Hotel Owners to the Company, the Hotel Owners must make distributions to the Company in an amount equal to all principal and interest payable under the Loan Facility (including deferred interest) and the Administrative Services Agreement and, thereafter, pay all accrued, but unpaid, fees currently payable under the Management Agreements and the Franchise Agreements to the extent applicable to each such Hotel.

               Section 8.7. Establishment Expense Reimbursement. Candlewood or its Affiliates shall make available $150,000 to the Lender for Establishment Expenses in accordance with the Loan Agreement. In addition, under the Loan Agreement, Candlewood or its Affiliates shall be responsible for reimbursing the Lender for Establishment Expenses that exceed the $150,000 deposit. The total Establishment Expenses paid by Candlewood or its Affiliates shall be reimbursed by the Company out of the proceeds of the initial fundings of the Loan for each of the first ten (10) Hotels developed by Hotel Owners, and Candlewood shall receive ten percent (10%) of the Establishment Expenses at the time of each such initial funding. In the event that the Company, through the Hotel Owners, develops fewer than ten (10) Hotels, then Candlewood shall not receive full reimbursement.

               Section 8.8. Diligence Expense Reimbursement

               (a) Diligence Expenses for a particular Hotel shall be reimbursed by the Company to the Members and their Affiliates out of the proceeds of the initial funding of the Loan and/or the Construction Loan for such Hotel; provided, however, that to the extent the Company, Boston Capital or its Affiliates incurs Diligence Expenses and the Hotel is not developed, Candlewood or an Affiliate of Candlewood shall promptly reimburse the Company and Boston Capital for such Diligence Expenses.

               (b) In an effort to minimize Diligence Expenses and avoid duplicative diligence, Candlewood and Boston Capital shall develop a diligence plan prior to incurring any material Diligence Expenses.

                                   ARTICLE IX.

                              MEETINGS OF THE BOARD

               Section 9.1. Regular and Special Meetings. Meetings of the Board shall be held, as needed (but no less frequently than each calendar quarter), as called by any two (2) Representatives at the principal office of the Company or at such other locations as the Board may determine and at such times as the Board may from time to time determine.

               Section 9.2. Notices of Meetings. Notice of the time and place of each meeting of the Board shall be given to each Representative by the Person or Persons calling such meeting. Such notice shall specify the purpose or purposes of the meeting and shall be provided on at least ten (10) Business Days' advance notice. The giving of notice shall be deemed to have been waived by any Representative who shall participate in such meeting and may be waived, in a writing, by any Representative either before or after such meeting.

               Section 9.3. Quorum and Voting. All four (4) Representatives shall constitute a quorum for the transaction of business by the Board; provided, however, that if a quorum is not present at a meeting in person or by telephone conference because all four (4) Representatives are not so present, then the meeting may be adjourned or postponed to a date not less than ten (10) days after the date of adjournment or postponement. Whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present. Participation in any meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. All approvals of the Board require the unanimous consent of the Representatives.

               Section 9.4. Action by Written Consent; Telephone Conference. Any action permitted or required by the Act or this LLC Agreement to be taken at a meeting of the Board may be taken without a meeting if a consent in writing setting forth the action to be taken is distributed to all Representatives and is signed by all four (4) Representatives. Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument. The execution of such consent shall constitute, as to the matters covered therein, attendance or presence in person at a meeting of the Board. Such consent shall be effective on the date provided therein, including an effective date prior to obtaining the requisite Representative's signature, provided such signature is later obtained. Subject to the requirements of the Act or this LLC Agreement, Representatives may participate in a meeting of the Board by means of a conference telephone or similar communications equipment through which all Representatives can hear and be heard by each other.

               Section 9.5. Substitute Representatives. If a Representative is unavailable for any particular Board meeting, the Member that appointed such Representative shall have the right to appoint a substitute representative for such meeting (a "Substitute"). A Substitute may exercise the authority of the Representative at the meeting or, at the Member's option, exercise the authority granted by such Representative to such Substitute by a proxy pursuant to Section
9.7. The Board shall not recognize such Substitute as a duly authorized Representative unless the Representative (or the Member who appointed such Representative) for whom the Substitute is serving notifies the Board in writing of the name of such Substitute at or before any meeting at which such Substitute is to participate.

               Section 9.6. Record Date. For the purpose of determining the Representatives of Members entitled to notice of or to vote at any meeting of the Board or any adjournment thereof, the date on which notice of the meeting is mailed shall be the record date for such determination of Members. When a determination of the Representatives of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

               Section 9.7. Proxy. At any Board meeting or with respect to any written consent, a Representative may vote in person or by proxy executed in writing by the Representative. Such proxy shall be filed with the Board before or at the time of the meeting. No proxy shall be valid after six (6) months from the date of its execution unless otherwise provided in the proxy. The authority of the proxy may be limited to certain matters and if so limited, a quorum is present only to the extent of the covered matters addressed at the meeting.

               Section 9.8. Expenses; Insurance. The Company shall reimburse the Representatives and Substitutes for their reasonable, out-of-pocket costs and expenses incurred in the course of their duties contemplated by this LLC Agreement, including reasonable travel expenses.

                                   ARTICLE X.

                                LEGAL COMPLIANCE

               The Company's Business shall be conducted in strict compliance with relevant Applicable Law. The Members shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required and (ii) subject to the terms and conditions of the Agreement in taking such actions or making any such filings, furnishing information required in connection therewith and seeking to obtain any such actions, consents, approvals or waivers in a timely fashion.

                                   ARTICLE XI.

                               DISPUTE RESOLUTION

               Section 11.1. Initial Dispute Resolution. If there is a dispute between the Members relating to the Company, this LLC Agreement, any Transaction Document or the

Company's Business, including, without limitation, (i) a deadlock with respect to any Board decision, where a failure to take any affirmative action will have a material adverse effect on the Company or the Company's Business or (ii) a change of the scope of the Company's Business, any Member may give written notice (a "First Level Dispute Notice") to the other Member requesting to discuss actions which might be taken to resolve such dispute. No proposed actions are required to be set forth in such notice. Commencing within five (5) Business Days after such First Level Dispute Notice has been given, the Members shall, through their officers (Executive Vice President of Candlewood Parent on behalf of Candlewood, Vice President of Boston Capital Parent on behalf of Boston Capital and Vice President of Massachusetts Mutual Life Insurance Company also on behalf of Boston Capital), discuss such actions in good faith. During such discussions, any Member may propose an action which it believes should be so taken.

               Section 11.2. Referral to Senior Executive Officers. If the Members shall have discussed actions which might be taken to resolve a dispute pursuant to Section 11.1 and shall have failed to agree upon such actions within thirty (30) Business Days after notice shall have been given pursuant to Section 11.1, a Member may at any time within fifteen (15) Business Days after the expiration of such thirty (30) day period give written notice to the other Members (a "Second Level Dispute Notice"), requesting that the respective senior executive officers of the Members (Chief Executive Officer of Candlewood Hotel Company, Inc., on behalf of Candlewood and Chief Executive Officer of Boston Capital Parent on behalf of Boston Capital and ________________________________ of Massachusetts Mutual Life Insurance Company also on behalf of Boston Capital) discuss such actions. Within fifteen (15) Business Days after receipt of such Second Level Dispute Notice, the receiving Members shall submit to all other Members a written response. The Second Level Dispute Notice and the responses thereto shall include a statement of each Member's position and a summary of arguments supporting that position. The Members shall, commencing within ten
(10) Business Days after the responses to the Second Level Dispute Notice have been given, cause such senior executive officers to meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to discuss such actions and to attempt to resolve the dispute. During such discussions, a senior executive officer may propose for discussion any action which such senior executive officer believes might be so taken and such senior executive officers may consult with counsel, accountants and other experts. Such senior executive officers shall utilize their best commercial efforts to resolve the dispute.

               Section 11.3. Non-Binding Mediation. If the parties are unable to resolve the dispute by means of the process provided in Section 11.2 above within thirty (30) Business Days after delivery of the Second Level Dispute Notice, then the parties will pursue non-binding mediation pursuant to the Commercial Mediation Rules of the American Arbitration Association then in effect, with such mediation to be conducted at a mutually agreed location.

               Section 11.4. Litigation. Any dispute which remains unresolved after thirty (30) days after the commencement of non-binding mediation provided in Section 11.3 may become the subject of litigation instituted by any party to such dispute. It is understood and expressly agreed by all of the Members that the mere failure of the Members of the Representatives to agree on a course of action for the Company including, without limitation, with respect to the approval of any of the matters in Section 8.4 does not in and of itself constitute any default, breach or violation of the terms of this Agreement so long as the Members or Representatives are acting in accordance with their good faith business judgment. Further, notwithstanding any dispute or dead-lock on such course of action or any Section 8.4 approvals and regardless of whether such circumstances could have a material adverse effect on the condition of the Company, each Member and Representative of the Board has the right to act with respect to all such matters as he, she or it feels is appropriate and in such party's best personal interest even if such decision may not be in the best interest of other parties including other Members of the Company so long as the Members or Representatives act in accordance with their good faith business judgment. The taking of such actions and the making of such decisions in a manner taking account of a party's own interests is not a default, breach of violation of the terms hereof or of any fiduciary duty to the Company or other Member of the Company so long as the Members or Representatives act in accordance with their good faith business judgment. Only breaches of the terms of this Agreement by a party may be litigated pursuant to this Section 11.3, not Board dead-locks or disagreements.

               Section 11.5. Exclusivity; Confidentiality. Each of the Members and the Company intend that the dispute resolution process set forth in this
Article XI shall be the exclusive remedy of the parties with respect to any and all disputes arising under, related to or in connection with this LLC Agreement or the Transaction Documents. Notwithstanding the foregoing, the parties may at any time seek specific performance or injunctive relief under Section 17.10. All statements made and documents provided or exchanged in connection with the dispute resolution process set forth in this Article XI are subject to Section 17.2.

                                  ARTICLE XII.

                            DISPOSITION OF INTERESTS

               Section 12.1. Disposition of Membership Interests. Until after the date that is eighteen (18) months after the Closing Date, no direct or indirect Disposition of any Membership Interest or Economic Interest may occur without the prior written consent of the Members whose Membership Interests or Economic Interests are not the subject of such Disposition, except for the Dispositions set forth below which do not require the consent of any other Member (the "Permitted Transfers"):

               (a) Candlewood's Disposition of all or any portion of its Membership Interest or Economic Interest to Boston Capital;

               (b) Boston Capital's Disposition of all or any portion of its Membership Interest or Economic Interest to Candlewood;

               (c) Candlewood's Disposition of all or any portion of its Membership Interest or Economic Interest to any Affiliate of Candlewood;

               (d) Boston Capital's Disposition of all or any portion of its Membership Interest or Economic Interest to Boston Capital Parent or any Affiliate of Boston Capital Parent;

               (e) Boston Capital's Disposition of all or any portion of its Economic Interest to estate planning entities for the benefit of Family Members of Mr. William Kremer and/or Mr. Samuel Byrne;

               (f) Candlewood's Disposition of its Membership Interest to the Lender pursuant to the Loan Agreement;

               (g) Any Disposition of such Membership Interests that is deemed to occur as a result of the Disposition of all or substantially all of the assets of Candlewood Parent and/or Boston Capital Parent;

               (h) Any Disposition of such Membership Interests that is deemed to occur as a result of the Disposition of any ownership interest in Candlewood Parent or Boston Capital Parent;

               (i) Any Disposition of such Membership Interests that occurs or is deemed to occur by any direct or indirect beneficial owner of Boston Capital, other than a Disposition by Boston Capital Parent of its direct or indirect interest in BCIA CW Holdings, LLC, a Delaware limited liability company ("BCIA Holdings"), or a Disposition by BCIA Holdings of its direct or indirect interest in Boston Capital; provided, however, that BCIA Holdings shall be permitted to Dispose of a portion of its interests in Boston Capital to a joint venture jointly controlled by Boston Capital and Massachusetts Mutual Life Insurance Company; provided further that Boston Capital Parent shall be permitted to Dispose of a portion of its interests in BCIA Holdings to an affiliate of Faisal Finance (Jersey), Ltd.; and

               (j) Any pledge by Boston Capital Parent of its direct or indirect economic interest in BCIA Holdings or any pledge (and lender's realization thereon) by BCIA Holdings of its direct or indirect economic interest in Boston Capital (for purposes of this subsection, "economic interest" shall mean any Person's share of another Person's profits and losses and other items of income, gain, deduction and loss of such Person and the right to receive cash distributions from such Person, but shall not include any right to participate in the management or affairs of such Person, such as the right to vote on or consent to or otherwise participate in any decision of such Person).

               Section 12.2. Disposition Requirements. The Company shall not recognize for any purpose any purported Disposition of a Membership Interest or Economic Interest unless and until all Applicable Laws, including securities laws, with respect to the Disposition have been complied with and the other applicable provisions of this Article XII have been satisfied and the Board has received, on behalf of the Company, a document executed by the selling Member effecting the Disposition and identifying the Person to which the Membership Interest is transferred, (i) including the notice address of any Person to be admitted to the Company as a Substitute Member and such Person's agreement to be bound by this LLC Agreement in respect of the Membership Interest or Economic Interest being obtained, (ii) setting forth the Units sold and the identity of the transferee, (iii) containing a warranty and representation that the Disposition was made in accordance with all Applicable Law, and (iv) containing an opinion of counsel reasonably acceptable to the other Members that the Disposition will not cause the

Company to lose its status as a partnership for federal and state tax purposes and that the transfer complies with all applicable federal and state securities laws. Each Disposition and, if applicable, admission complying with the provisions of this Section 12.2 shall be effective as of the first day of the calendar month immediately succeeding the month in which the requirements of this Article XII have been met. Any purported act in contravention of this
Article XII shall be null and void and of no force whatsoever.

               Section 12.3. Right of First Refusal

               (a) No less than thirty (30) Business Days prior to soliciting offers from any third party with respect to any direct or indirect Disposition of all or any portion of a Member's Membership Interest as permitted by this Agreement (other than a Permitted Transfer) or otherwise marketing any such Membership Interest to third parties, the Member proposing to make such Disposition shall provide written notice of its intention to market and Dispose of such Membership Interest to the other Member and the Company. Promptly upon receipt of any third party offer, the transferring Member shall, or shall cause the transferor to, offer in a written notice to Dispose of such Membership Interest to the other Member and the Company, specifying the terms and conditions of such Disposition as offered by the third party. Such non-transferring Member shall have fifteen (15) Business Days from the date of receipt of such offer notice to accept such offer, which if not accepted within such time shall be deemed to have been rejected by such Member. The closing of any such Disposition to such Member shall occur on or prior to the later of (i) thirty (30) days after the date of acceptance of such offer and (ii) such time for closing as is contained in the offer, and shall otherwise occur in accordance with the terms and provisions of the offer (provided that cash consideration may be substituted by the non-transferring Member for any non-cash consideration provided for in such contract, at the fair market value thereof) and the closing shall be no earlier than the date specified in this Section 12.3(a). To the extent any Membership Interest in the Company is to be Disposed of pursuant to this Section 12.3, the transferor shall cause such Membership Interest to be free and clear of all liens, claims, encumbrances and other restrictions (other than as set forth in this LLC Agreement). If the other Member rejects such offer, then, subject to Section 12.2, the transferring Member may Dispose of the offered Membership Interest to the proposed buyer, provided that such Disposition occurs within one hundred eighty (180) days after the expiration of such fifteen (15) Business Day period and is made on terms and conditions no less favorable to the transferring Member than the terms and conditions specified in the notice of transfer.

               (b) Any closing with respect to the Disposition of the Membership Interest to be sold to the proposed third party buyer shall be held at the time and place specified in the bona fide contract, but no earlier than fifteen (15) days after the date upon which the fifteen (15) Business Day notice period specified in Section 12.3(a) has expired. If said Disposition to a proposed buyer is not completed within the time specified in the bona fide offer or the terms of such offer are materially modified, the selling Member shall again submit the offer (or any new offer) to the other Member and the other Member shall have the right to consent to such new offer and all of the rights provided in this Section 12.3.

               Section 12.4. Status as a Member. Upon compliance with the other applicable requirements of this Article XII, a transferee of a Membership Interest (but not an Economic Interest) shall be deemed a "Member" for the purposes of this LLC Agreement and a party to this LLC Agreement, and shall have the rights and be subject to the obligations of a Member hereunder and a party hereto with respect to the Membership Interest held by such transferee.

               Section 12.5. Costs. The Member effecting a Disposition and any Person admitted as a substitute Member in connection therewith shall pay, or reimburse the Company for, all reasonable costs incurred by the Company in connection with the Disposition (including, without limitation, all reasonable legal fees incurred in connection with the consideration of the implications thereof under applicable securities laws, the Code and other Applicable Law) on or before the tenth (10th) day after the receipt by the Person of the Company's invoice for the amount due.

                                  ARTICLE XIII.

                                 MATERIAL BREACH

               Section 13.1. Remedies. If a Material Breach occurs, the non-breaching Member shall be entitled to all remedies available to it at law or in equity, including, without limitation, specific performance, as a result thereof, and shall not be required to comply with the provisions of Sections 11.1, 11.2 or 11.3 hereof. The rights and remedies in this LLC Agreement shall be cumulative and not exclusive of any rights or remedies provided by law or equity.

                                  ARTICLE XIV.

                   DISSOLUTION AND LIQUIDATION OF THE COMPANY

               Section 14.1. Dissolution. The Company shall be dissolved, without further action of the Members, and its affairs wound up on the first to occur of the following:

               (a) the expiration of the term of the Company as provided in
Section 3.2;

               (b) the unanimous written consent of the Members;

               (c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; and

               (d) the Disposition of all or substantially all of the assets of the Company.

               Section 14.2. Liquidation.

               (a) On dissolution of the Company, the Board shall appoint one or more Members as a liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided in this LLC Agreement and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties.

               (b) The Manager, as promptly as possible after final liquidation, shall cause a proper accounting to be made by the Accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable, and shall apply the proceeds of liquidation in the following order:

                      (i) first, to the payment of the liabilities of the Company, including the borrowing from the Lender under the Loan Facility and the expenses of liquidation (including fees of the Selling Agent), then to the repayment of member loans made under Section 5.3(b) (including accrued interest); and

                      (ii) second, to the Members in the following order:

                           (A) If any assets of the Company are to be distributed in-kind (which may only be done with Board approval), the net fair market value of those assets as of the date of dissolution shall be determined by the Board which may employ an independent appraiser for the purpose of determining such fair market value. Those assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of Article VI to reflect such deemed sale.

                           (B) Distributions shall be made according to the positive balance(s) (if any) of the Members' Capital Accounts (as determined after taking into account all Capital Account adjustments for the Company's Fiscal Year during which the liquidation occurs), either in cash or in-kind, as determined by the Board with any assets distributed in-kind being valued for this purpose at their fair market value. Gross income, Profits, Losses or deductions shall be specially allocated between the Members in the year of liquidation to the extent necessary, and only to that extent, to accomplish the distribution priorities set forth in Sections 7.3(d) and 7.3(e). Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Treasury Regulation
                           Section 1.704-1(b)(2)(ii)(b)(2).

                           (C) Notwithstanding anything to the contrary in this LLC Agreement, upon a liquidation within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations, and other Capital Account adjustments for all Fiscal Years, including the year during which such liquidation occurs), the Member shall have no obligation to make any Capital Contribution, and the negative balance of such Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose whatsoever.

               Section 14.3. Appointment of Selling Agent.

               (a) On the date that is one (1) year prior to the Target Liquidation Date, each of the Members shall submit to the other Member a list of three (3) Persons that such Member nominates to act as Selling Agent (as defined below), which nomination shall include the commission rate and proposed marketing budget for each such nominee. Each Person that a Member so nominates must possess at least ten (10) years experience in the marketing and sale of commercial real estate similar to the Hotels and must be wholly independent of the Member nominating such Person. If either Member has not submitted such a list by the date that is ten (10) months prior to the Target Liquidation Date, the other Member shall send such Member notice of such failure. If such Member does not submit such a list within thirty (30) days after its receipt of written notice from the other Member that it has failed to do so, such Member shall be deemed to have no nominees. The nominees submitted by the Members shall constitute the "Nominees List". Upon the date that the Nominees List has been finalized, but in no event less than eight (8) months prior to the Target Liquidation Date, the Board shall meet to select a Selling Agent from the Nominees List by unanimous vote of the Representatives. If the Board is unable to agree on the selection of a Selling Agent within ten (10) days, then, within five (5) days following the expiration of such ten (10) day period, each Member shall appoint one (1) Person from the Nominees List which such appointees shall together, within fifteen (15) days after their appointment, select one (1) of the remaining Persons on the Nominees List to act as the Selling Agent. The Person selected pursuant to this process shall be the "Selling Agent".

               (b) Promptly after selection, the Selling Agent shall prepare a marketing plan and marketing materials regarding the assets of the Company, which plan and materials shall be subject to the reasonable approval of the Board. Immediately upon the Board's approval of the plan and materials, the Selling Agent shall commence marketing the assets of the Company and soliciting offers for the purchase of all or any portion of the Company's assets, such marketing and solicitation to continue for a period not to exceed six (6) months so as to enable the Selling Agent to minimize any losses resulting from liquidation. The Manager shall reasonably cooperate with and assist the Selling Agent in marketing the assets of the Company and shall direct any of its Affiliates and other entities that are providing management, franchise, administrative and other services to the Company or the Hotel Owners to likewise reasonably cooperate with the Selling Agent; provided, however, that neither the Manager, its Affiliates nor any other such party shall be required to incur any cost or expense in providing such reasonable cooperation unless such cost or expense is fully reimbursed to it by the Company. Offers obtained by the Selling Agent shall simultaneously be submitted to the Boston Capital Representatives and the Candlewood Representatives for their review. At any time during such six
(6) month offering period, the Boston Capital Representatives may, in a written notice to the Candlewood Representatives, recommend the acceptance of an offer made by a third party (or, if multiple third party offers have been received, each for less than all of the Company's assets, the acceptance of more than one such offer). Any such written recommendation notice shall include an offer to Candlewood on behalf of the Company and without participation by the Candlewood Representatives to purchase the assets of the Company on substantially the same terms and conditions as such third party offer. Candlewood shall have ten (10) Business Days to accept such offer, which if not accepted within such time shall be deemed to have been rejected by Candlewood. The closing of any such sale of the assets of the Company to Candlewood shall occur on or before the later of (i) thirty (30) Business Days after the date of acceptance of such offer and (ii) such time as is contained in the third party offer.

               (c) If Candlewood rejects (or does not respond within ten (10) Business Days of) any offer made to it in accordance with the provisions of
Section 14.3(b) hereof, the Boston Capital Representatives may accept the corresponding third party offer on behalf of the Company and without any participation by the Candlewood Representatives, and the Representatives hereby agree to execute any and all authorizing resolutions or other agreements necessary to evidence such authority and effect the intention hereof. It is specifically understood and agreed that if the Boston Capital Representatives fail to recommend an offer or offers to purchase all or any portion of the Company's assets during, or within fifteen (15) Business Days after the conclusion of, the six (6) month offering period, all decisions to accept any offer for the purchase of all or any portion of the Company's assets shall be made by the Board (by unanimous consent of the Representatives) in accordance with the terms of this Agreement. With respect to sale of the Company's assets pursuant to this Section 14.3, the Board shall use reasonable efforts to structure the liquidation to minimize the tax cost of such sale to any Member; provided, however, that the Representatives shall not have any obligation to accept any structure that reduces the amount of the liquidation proceeds to either Member, results in a higher tax cost to either Member or creates risks of penalties for either Member.

               Section 14.4. Reserve. The liquidator may retain such amount as it deems necessary as a reserve for any contingent liabilities or obligations of the Company, which reserve, after the passage of a reasonable period of time, shall be distributed pursuant to the provisions of this Article XIV.

               Section 14.5. Final Accounting. Each of the Members shall be furnished with a statement prepared by the Accountants, which shall set forth the assets and liabilities of the Company as of the date of the complete liquidation. Upon the compliance by the liquidator with the foregoing distribution plan, the liquidator shall execute and cause to be filed a certificate of cancellation and any and all other documents necessary with respect to termination and cancellation of the Company under the Act.

                                   ARTICLE XV.

                           INVESTMENT REPRESENTATIONS

               Section 15.1. Investment Purpose. Each Member represents and warrants to the Company and to each other Member that it has acquired its Membership Interest in the Company for its own account, for investment purposes only and not with a view to the sale or distribution thereof.

               Section 15.2. Investment Restriction. Each Member recognizes that
(a) the interests in the Company have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), Delaware securities laws or any other state securities law, in reliance upon an exemption from such registration and agrees that it will not sell, offer for sale, transfer, pledge or hypothecate its Membership Interest in the Company (i) in the absence of an effective registration statement covering such Membership Interest under the 1933 Act (or similar filing for state law purposes, as the case may be), unless such sale, offer of sale, transfer, pledge or hypothecation is exempt from registration and
(ii) except in compliance with all applicable provisions of this Agreement and
(b) the restrictions on transfer imposed by this Agreement may severely affect the liquidity of an investment in Membership Interest in the Company. Each Member understands that the Company is under no obligation to register the Membership Interests or to assist any Member is complying with any exemption from registration under the 1933 Act, Delaware securities laws or any other states' securities laws should any Member wish to Dispose of its Membership Interest. Each Member represents and warrants that it has (x) sufficient knowledge and expertise in business and financial matters to be able to evaluate the risks and merits inherent in its acquisition of its Membership Interest, (y) conducted its own investigation and due diligence with respect to its acquisition of its Membership Interest, and (z) appropriate financial means to bear the risk involved in its acquisition of its Membership Interest.

                                  ARTICLE XVI.

                                 INDEMNIFICATION

               Section 16.1. Indemnification. The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Action") (other than an action by or in the right of the Company) by reason of the fact that he, she or it is or was a Member of the Company, or is or was serving as a Representative against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him, her or it in connection with such action, suit or proceeding if he, she or it acted in good faith and in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his, her or its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which he, she or it reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his, her or its conduct was unlawful.

               Section 16.2. Expenses. Expenses (including reasonable attorneys' fees) incurred by a Member or Representative in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such Member or Representative to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company as authorized in this Section 16.2.

Such expenses (including reasonable attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Members deem appropriate.

               Section 16.3. Insurance. The Company shall keep in full force and effect Comprehensive General Liability Insurance in amounts to be determined by the Board. The Annual Business Plan will set forth the proposed level of insurance for the Company for the coming Fiscal Year. The Company shall provide, or shall cause to be provided, directors and officers liability insurance, in reasonable coverage amounts for the Representatives.

               Section 16.4. Successors and Assigns. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XVI shall continue as to a Person who has ceased to be a Member, director, officer, employee or agent and shall inure to the benefit of the heirs, executors, successors, assigns and administrators of such a person.

                                  ARTICLE XVII.

                                  MISCELLANEOUS

               Section 17.1. Public Announcements, Etc.. The parties shall consult with each other before issuing any press release or making any public statement with respect to this LLC Agreement or the organization of the Company and, except as may be required by Applicable Law or any national or international securities exchange, will not issue any such press release or make any such public statement without the unanimous consent of all parties. Notwithstanding the foregoing, no provision of this LLC Agreement shall relieve the Members from any of their obligations under Section 17.2.

               Section 17.2. Confidentiality. Each Member hereby agrees that it will not, and will cause each of its Affiliates not to, at any time reveal to any Person (other than investors in such Member which investors agree to maintain the confidentiality required by this Section 17.2) or use in any way detrimental to the other party or the Company, the Company's Business, or the business of the Members, any of the non-public, confidential or proprietary information received in connection with this LLC Agreement or the transactions contemplated thereby, other than such information that (a) is generally available to the public (other than as a result of a disclosure by such Person in violation of this LLC Agreement or any other agreement to which such person is a party), (b) is available to such Person on a non-confidential basis from a source (including any Member, as the case may be) that is not prohibited from disclosing such information to such Person, (c) such Person is required to disclose under Applicable Law or under subpoena or other process of laws or (d) disclosure which, in the opinion of Candlewood's counsel or Boston Capital's counsel is necessary or appropriate in connection with any litigation or other proceeding to which Candlewood or Boston Capital, as applicable, is a party.

               Section 17.3. Relationship of the Parties. This LLC Agreement shall not constitute the appointment of any Member as the legal representative or agent of any other Member. No party to this LLC Agreement shall have any right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of any other party to this LLC Agreement. Except as may be specifically provided in this LLC Agreement or any other Transaction Document, neither the Company nor any Member shall assume or be responsible for any liability or obligation of any nature of, or any liability or obligation that arises from any act or omission to act of, any other party to this LLC Agreement, however or whenever arising.

               Section 17.4. Agreement for Further Execution. At any time or times upon the request of the Board or the Members, each Member agrees to sign and swear to any certificate, any amendment to or cancellation of such certificate, acknowledge similar certificates or affidavits or certificates of fictitious firm name or the like (and any amendments or cancellations thereof) required by the laws of the State of Delaware, or any other jurisdiction in which the Company does, or proposes to do, business. This Section 17.4 shall not prejudice or affect the rights of the Members to approve certain amendments to this LLC Agreement pursuant to Section 17.6.

               Section 17.5. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given,

               if to Candlewood, the
               Manager or to the
               Candlewood
               Representatives:             Candlewood Ventures I, LLC
                                            c/o Candlewood Hotel Company, Inc.
                                            8621 East 21st Street N., Suite 200
                                            Wichita, KS  67206
                                            Attention:  Mr. Warren Fix
                                            Telecopier No.:  (316) 631-1382
                                            Telephone No.:  (316) 631-1300

               with a copy to:              Latham & Watkins
                                            Sears Tower, Suite 5800
                                            Chicago, IL  60606
                                            Attention:  Kenneth D. Crews, Esq.
                                            Telecopier No.:  (312) 993-9767
                                            Telephone No.:  (312) 876-7700

               if to Boston Capital
               or to the Boston Capital
               Representatives:             BCIA CW Member, LLC
                                            c/o Boston Capital Institutional
                                            Advisors LLC
                                            One Boston Place
                                            Boston, MA  02108
                                            Attention:  William Kremer
                                            Telecopy:  (617) 624-8399
                                            Telephone No.:  (617) 624-8310
               with a copy to:             Massachusetts Mutual Life Insurance
                                           Company
                                           Real Estate Finance Group
                                           1295 State Street K161
                                           Springfield, MA  01111-0001
                                           Attention:  Robert F. Little
                                           Telecopy:  (413) 744-6123

               with a copy to:             Ropes & Gray
                                           One International Place
                                           Boston, MA  02110
                                           Attention: Walter R. McCabe III, Esq.
                                           Telecopy:  (617) 951-7050
                                           Telephone No.:  (617) 951-7231

or to such other address or telecopy number and with such reasonable copies, as such party may hereafter specify by notice to the other parties. Each such notice, request or other communication shall be effective and deemed to have been received (i) if given by mail the earlier of actual receipt or three (3) Business Days after deposit in the mail with registered first class postage,
(ii) if given by an overnight courier of national recognition, the Business Day following the Business Day of deposit with such service, or (iii) if given by any other means upon receipt, provided that if the day of receipt is not a Business Day then it shall be deemed to have been received on the next succeeding Business Day.

               Section 17.6. Amendments; No Waivers.

               (a) Any provision of this LLC Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all Members, or in the case of a waiver, by the party against whom the waiver is to be effective.

               (b) No failure or delay by any party in exercising any right, power or privilege under this LLC Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

               Section 17.7. Successors and Assigns. Subject to the other provisions hereof, the provisions of this LLC Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

               Section 17.8. Governing Law. With respect to matters within the scope of the Act, this LLC Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to conflict of laws.

               Section 17.9. Illegality and Severability. Should any portion of this LLC Agreement be deemed illegal or unenforceable by a court of competent jurisdiction, the remaining portion hereof shall remain unaffected and be interpreted as if such illegal or unenforceable portions were initially deleted.

               Section 17.10.Specific Performance. The parties to this LLC Agreement agree that irreparable damage would occur in the event any provision of this LLC Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

               Section 17.11.Captions. The captions in this LLC Agreement are included for convenience or reference only and shall be ignored in the construction or interpretation hereof.

               Section 17.12.Counterparts; Effectiveness. This LLC Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and to this LLC Agreement were upon the same instrument. This LLC Agreement shall become effective when each party to this LLC Agreement shall have received a counterpart hereof signed by the other party to this LLC Agreement.

               Section 17.13.Entire Agreement. This LLC Agreement and the other Transaction Documents (and any other agreements contemplated hereby or thereby) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof or thereof. No representation, inducement, promise, understanding, condition or warranty not set forth in the Transaction Documents, the Loan Agreement, the Loan Documents (as defined in the Loan Agreement), the Administrative Services Agreement, the Management Agreements or the Franchise Agreements has been made or relied upon by any party to this LLC Agreement. This LLC Agreement is not intended to confer upon any Person other than the parties and the Company any rights or remedies hereunder.

               Section 17.14.Attorneys' Fees. In the event of the litigation of any dispute between the parties hereto, the prevailing party shall be entitled to the reimbursement of is attorneys' fees and costs incurred in connection with such dispute from the non-prevailing party.

                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date and year first above written.

                             MEMBERS:

                             CANDLEWOOD VENTURES I, LLC, a Delaware limited liability company

                             By:  Candlewood Hotel Company, Inc., a   Delaware
                                  corporation, its sole member

                                  By: /s/ WARREN D. FIX
                                      ----------------------------------------
                                  Name: Warren D. Fix
                                  Title: Executive Vice President and
                                         Secretary

                             BCIA CW MEMBER, LLC, a Delaware limited liability company

                             By: BCIA CW Holdings, LLC, a Delaware limited liability company, its sole member

                                  By: Boston Capital Institutional Advisors LLC,
                                      a Delaware limited liability company, its
                                      sole member

                                      By: /s/ WILLIAM H. KREMER
                                          --------------------------------------
                                      Name: William H. Kremer
                                      Title: Managing Director

SIGNATURE PAGE TO LIMITED LIABILITY COMPANY
AGREEMENT OF CANDLEWOOD HOTEL COMPANY FUND I, LLC

                                   SCHEDULE A

                                                                                      ADDITIONAL
                                                                   INITIAL CAPITAL     CAPITAL                 CLASS A      CLASS B
        MEMBERS                  MAILING ADDRESS                     CONTRIBUTION    CONTRIBUTIONS              UNITS        UNITS
        -------                  ---------------                   ---------------   -------------             -------      -------
Candlewood Ventures I, LLC   c/o Candlewood Hotel Company, Inc.        $1,000                                   1,000
                             8621 East 21st Street N., Suite 200
                             Wichita, KS  67206

BCIA CW Member, LLC          c/o Boston Capital                        $1,000                                   1,000
                             Institutional Advisors LLC
                             One Boston Place
                             Boston, MA  02108


                                   Schedule A